                                                                    EXHIBIT 2(c)


                                                                  CONFORMED COPY

                                   AGREEMENT

                             DATED 12th March, 1999

                              (Pounds)600,OOO,OOO

                    MULTICURRENCY REVOLVING CREDIT FACILITY

                                      FOR

                               SCOTTISH POWER PLC

                                  ARRANGED BY

                         THE ROYAL BANK OF SCOTLAND PLC

                                 ALLEN & OVERY
                                     London
                                  BK: 207112.5

                                     INDEX

Clause                                                                      Page

1.    Interpretation ..........................................................1
2.    The Facilities .........................................................17
3.    Purpose ................................................................18
4.    Conditions precedent ...................................................18
5.    Drawdown ...............................................................18
6.    Repayment ..............................................................20
7.    Prepayment and cancellation ............................................20
8.    Interest ...............................................................21
9.    Optional Currencies ....................................................22
10.   Payments ...............................................................24
11.   Taxes ..................................................................26
12.   Market disruption ......................................................28
13.   Increased costs ........................................................29
14.   Illegality and mitigation ..............................................30
15.   Guarantee ..............................................................31
16.   Representations and warranties .........................................33
17.   Undertakings ...........................................................35
18.   Default ................................................................41
19.   The Agent and the Arranger .............................................45
20.   Fees ...................................................................50
21.   Expenses ...............................................................51
22.   Stamp duties ...........................................................51
23.   Indemnities ............................................................51
24.   Evidence and calculations ..............................................52
25.   Amendments and waivers .................................................53
26.   Changes to the Parties .................................................53
27.   Disclosure of information ..............................................56
28.   Set-off ................................................................57
29.   Pro rata sharing .......................................................57
30.   Severability ...........................................................58
31.   Counterparts ...........................................................58
32.   Notices ................................................................59
33.   Governing law ..........................................................59
34.   Jurisdiction ...........................................................59

Schedules

1.    Banks and Commitments ..................................................61
2.    Part 1 - Conditions precedent documents to be delivered before the first Loan .........................................................62
      Part 2 - Conditions precedent documents to be delivered by
      Holdco in accordance with Clause 26.4 (Accession) ......................64
3.    Calculation of the Mandatory Cost ......................................66
4.    Part 1 - Form of Request ...............................................68
      Part 2 - Form of Selection Notice ......................................69
5.    Form of Novation Certificate ...........................................70
6.    Form of legal opinion of Allen & Overy .................................71
7.    Form of legal opinion of Maclay Murray & Spens .........................74
8.    Guarantor Accession Agreement ..........................................78
Signatories ..................................................................79

--------------------------------------------------------------------------------


THIS AGREEMENT is dated 12th March, 1999 between:

(1)   SCOTTISH POWER PLC (to be renamed "Scottish Power UK plc" on the Scheme
      Date) (Registered No. SC117120P) (the "Company");

(2)   THE ROYAL BANK OF SCOTLAND PLC as arranger (in this capacity the
      "Arranger");

(3)   THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the "Banks");
      and

(4)   THE ROYAL BANK OF SCOTLAND PLC as agent (in this capacity the "Agent").

IT IS AGREED as follows:

1.    INTERPRETATION

1.1   Definitions

      In this Agreement:

      "Affiliate"

      means a Subsidiary or a Holding Company (as defined in Section 736 of the Companies Act 1985) of a person and any other Subsidiary of that Holding Company.

      "Agent's Spot Rate of Exchange"

      means the Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on a particular day.

      "Appointee"

      means Southern Water Services Limited (registered number 2366670) a wholly owned subsidiary of SWP.

      "Appointment"

      means the instrument of appointment dated August 1989 of the Appointee as water undertaker and sewerage undertaker for the Franchise Area under the Water Act 1989 as subsequently repealed and replaced by the Water Act.

      "Balance Sheet"

      means, at any time, the latest published audited consolidated balance sheet of the Group on a historic cost basis.

      "Borrowings"

      means any indebtedness in respect of:

      (a) moneys borrowed and debit balances at banks and other financial institutions;

      (b)   any debt security including any bond, note or loan stock;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (c) any acceptance under any acceptance credit facility opened by a bank or other financial institution;

      (d) the sale or discounting of receivables (except to the extent that such sale or discounting is on a non-recourse basis);

      (e) any lease which the Company accounts for as a finance lease as such term is described in the Statement of Standard Accounting Practices No. 21 (or any successor statement or financial reporting standard);

      (f) any accrued fixed or minimum premium payable on the repayment or redemption of any instrument referred to in sub-paragraph (b) above;

      (g) for the purposes of Clause 18.5 (Cross-default) only, interest rate swaps, currency swaps (including spot and forward exchange contracts), caps, collars, floors and similar obligations;

      (h) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset; and

      (i) any guarantee, indemnity and/or other form of assurance against financial loss by any member of the Group in respect of any indebtedness of any person of a type referred to in sub-paragraphs
            (a) to (h) above (in the case of (g), for the purposes of Clause
            18.5 (Cross default) only),

      and any amount outstanding in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of the Agent's spot rate of exchange at 11.00 a.m. on the day the relevant amount falls to be calculated. However, indebtedness owing by one member of the Group to another member of the Group shall not be taken into account as Borrowings and, for the purposes of calculating the amount of Borrowings at any time:

      (i) deep discount borrowings will be valued at the amount attributed to them in the then latest Balance Sheet; and

      (ii) no item of indebtedness will be double counted by the inclusion of both the primary indebtedness and indebtedness arising under a guarantee, indemnity and/or other form of assurance with respect to that primary indebtedness.

      "Business Day"

      means a day (other than a Saturday or a Sunday) on which banks are open for business in:

      (a)   London; and

      (b)   Glasgow; and

      (c) in relation to a transaction involving an Optional Currency (other than euros) the principal financial centre of the country of that Optional Currency; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (d) in relation to a transaction involving euros, a day on which the Trans-European Automated Realtime Gross Settlement Express System ("Target") is operating.

      "Commitment"

      means:

      (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount set opposite its name in Schedule 1; and

      (b) in relation to a Bank which becomes a Bank after the date of this Agreement the amount of Commitment acquired by it under Clause 26 (Changes to the Parties) or pursuant to any Finance Document, in each case, to the extent not cancelled, reduced or transferred under this Agreement.

      "Consolidated EBITDA"

      means in respect of any financial year of the Group, the consolidated profits of the Group before:

      (a)   Net Interest Payable;

      (b)   tax;

      (c)   depreciation;

      (d)   amortisation (including, for the avoidance of doubt, of goodwill);
            and

      (e)   extraordinary and exceptional items,

      but adjusted by deducting any amount attributable to minority interests.

      "Dangerous Substance"

      means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable (in each case) of causing harm to man or any other living organism or damaging the environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste.

      "Default"

      means an Event of Default or an event which, with the giving of notice, lapse of time, or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

      "Drawdown Date"

      means the date of the advance of a Loan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      "EC"

      means the European Community and its successors.

      "EMU"

      means European Economic and Monetary Union as contemplated by the treaty establishing the EC.

      "EMU Legislation"

      means legislative measures of the European Council in relation to EMU.

      "Environmental Law"

      means all laws, regulations, codes of practice, circulars, guidance notices and the like (whether in the United Kingdom or elsewhere) whether or not having the force of law but if not having the force of law compliance with which is customary in the industry concerning the protection of human health or the environment or the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

      "Environmental Licence"

      means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

      "euro"

      means the single currency of the Participating Member States.

      "euro unit"

      means a currency unit of the euro as defined in EMU Legislation.

      "Event of Default"

      means an event specified as such in Clause 18.1 (Events of Default).

      "Existing Facilities"

      means the credit facilities made available to the Company under the Existing Facility Agreements.

      "Existing Facility Agreements"

      means:

      (a) the (pound)25,000,000 bilateral facility agreement dated August 1994 made between the Company and The Royal Bank of Scotland plc;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (b) the (pound)25,000,000 bilateral facility agreement dated August 1994 made between the Company and Warburg Dillon Read;

      (c) the (pound)25,000,000 bilateral facility agreement dated August 1994 made between the Company and The Sanwa Bank, Limited; and

      (d) the (pound)25,000,000 bilateral facility agreement dated August 1994 made between the Company and The Chase Manhattan Bank.

      "Facilities"

      means the facilities referred to in Clause 2.1 (Facilities).

      "Facility Office"

      means, subject to Clause 26.7 (Change of Facility Office), the office(s) notified by a Bank to the Agent:

      (a)   on or before the date it becomes a Bank; or

      (b)   by not less than five Business Days' notice.

      as the office(s) through which it will perform all or any of its obligations under this Agreement.

      "Fee Letter"

      means the letter dated the date of this Agreement between the Agent, the Arranger and the Company setting out the amount of various fees referred to in Clause 20 (Fees).

      "Final Repayment Date"

      means:

      (a)   in the case of a Revolving Loan, the Term Date; or

      (b)   if the Term-out Option is exercised, 24th June, 2001.

      "Finance Document"

      means this Agreement, the Fee Letter, a Guarantor Accession Agreement, a Novation Certificate or any other document designated as such by the Agent and the Company.

      "Finance Party"

      means the Arranger, a Bank or the Agent.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      "Franchise Area"

      means each of:

      (a) the area described in paragraph 1 of Schedule 1 of the Appointment in respect of the Appointee's appointment as a water undertaker; and

      (b) the area described in paragraph 2 of Schedule 1 of the Appointment in respect of the Appointee's appointment as a sewerage undertaker.

      "Guarantor Accession Agreement"

      means a deed substantially in the form of Schedule 8 with such amendments as the Agent may approve or reasonably require.

      "Group"

      means at any time the Company and its Subsidiaries at that time.

      "Hedging Liabilities"

      means indebtedness arising in respect of obligations of the type referred to in paragraph (g) of the definition of "Borrowings" in this Clause 1.1.

      "Holdco"

      means New Scottish Power plc (to be renamed "Scottish Power plc" on the Scheme Date) (Registered No. SC193794) which shall, following the Scheme Date, be the Holding Company of the Company.

      "Holdco Group"

      means at any time Holdco and its Subsidiaries at that time.

      "Interest Payable"

      means, in respect of any financial period, all interest, discount and acceptance commission and all other continuing, regular or periodic costs, charges and expenses in the nature of Interest (whether paid, payable or capitalised) or treated for accounting purposes as interest, incurred by the Group in effecting, servicing or maintaining Total Consolidated Borrowings during that period.

      "Interest Period"

      has the meaning given to it in Clause 8.2 (Interest Periods for Term
      Loans).

      "Interest Receivable"

      means, in respect of any financial period, interest and amounts in the nature of interest received during that period by the Group from persons outside the Group.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      "Investments"

      means:

      (a) cash on current account or cash on deposit with, or certificates of deposit issued by, or bills of exchange accepted by, any bank incorporated in an OECD country from which proceeds are readily remittable to the United Kingdom, and in each case, where the deposit or the maturity is for a duration of six months or less; and

      (b) bonds or treasury bills issued by an OECD government or agency, bonds rated single-A or above by a major rating agency and commercial paper rated A1 or P1 by a major rating agency, in each case, where the proceeds of which are readily remittable to the United Kingdom.

      "Licence"

      means each public electricity licence granted by the Secretary of State to a member of the Group under section 6(1) of the Electricity Act 1989.

      "Loan"

      means a Revolving Loan or a Term Loan.

      "LIBOR"

      means, in relation to a Loan:

      (a) the rate per annum which appears on Telerate Page 3750 or Telerate Page 3740 (as appropriate); or

      (b) if no such offered quotation appears on Telerate Page 3750 or Telerate Page 3740, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, in each case, at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of deposits in the currency of the relevant Loan for a period comparable to its Term or Interest Period (as appropriate).

      For the purposes of this definition, "Telerate Page 3750" or "Telerate Page 3740" means the display designated as "Page 3750" or "Page 3740" (as appropriate) on the Telerate Service (or other such page as may replace Page 3750 or Page 3740 on that service) or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for various currencies.

      "Majority Banks"

      means, at any time, Banks whose Commitments:

      (a)  then aggregate more than 66 2/3 per cent. of the Total Commitments;
           or
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (b) if the Term-Out Option has been exercised, then aggregate more than 66 2/3 per cent. of the Term Loans; or

      (c) if no Loans are then outstanding and the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction.

      "Mandatory Cost"

      means the cost imputed to the Banks of compliance with the regulations of the Bank of England, the Financial Services Authority or other reserve or mandatory liquid asset costs or special deposit costs during each Term or Interest Period under this Agreement expressed as a rate per annum determined in accordance with Schedule 3.

      "Margin"

      means 0.45 per cent per annum.

      "national currency unit"

      means the currency unit (other than a euro unit) of a Participating Member State.

      "Net Gearing Percentage"

      means the amount of Total Consolidated Net Borrowings expressed as a percentage of the amount of Tangible Consolidated Net Worth.

      "Net Interest Payable"

      means, in respect of any financial period, Interest Payable during that period less Interest Receivable during that period.

      "Novation Certificate"

      means a duly completed certificate, substantially in the form of
      Schedule 5.

      "Obligor"

      means the Company or Holdco when it executes and delivers a Guarantor Accession Agreement in accordance with Clause 26.4 (Accession).

      "Operating Profit"

      means the consolidated net pre-taxation profits (after adding back Net Interest Payable) of the Group for a financial year of the Group before taking account of any extraordinary profits (or losses).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      "Optional Currency"

      means US Dollars or any other currency (other than Sterling) which is for the time being freely transferable and convertible into Sterling and deposits of which are readily available in the London interbank market.

      "Original Group Accounts"

      means the audited consolidated accounts of the Group for the year ended 31st March, 1998.

      "Original Sterling Amount"

      means:

      (a)   the principal amount of a Loan denominated in Sterling; or

      (b)   the principal amount of a Loan denominated in an Optional Currency:

            (i) translated into Sterling on the basis of the Agent's Spot Rate of Exchange three Business Day's before its Drawdown Date; or

            (ii) in the case of a Term Loan which is outstanding, the equivalent in Sterling of the amount of that Term Loan if it had first been drawn down and had remained denominated in Sterling.

      "Outstandings"

      means at any time, the aggregate of each outstanding Loan.

      "Participating Member State"

      means a member state of the European Union that adopts a single currency in accordance with the treaty establishing the EC.

      "Party"

      means a party to this Agreement.

      "Permitted Security Interest"

      means:

      (a) any Security Interest created or outstanding with the prior written consent of the Majority Banks;

      (b) any lien or hypothecation arising by operation of law or contained in a contract for the sale of goods, supply of services or joint operation of assets entered into in the ordinary course of trade of the company creating the same;

      (c)   Security Interests not otherwise permitted under paragraphs (a) and
            (b) above provided that the aggregate principal amount of the indebtedness secured by Security

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


            Interests permitted under this paragraph (c) shall not at any time exceed an amount equal to 15 per cent. of Tangible Consolidated Net Worth at that time; and

      (d) any Security Interest created by a Project Finance Subsidiary to secure its Project Finance Borrowings.

      "Principal Subsidiary"

      means any Subsidiary of the Company:

      (a) whose profits (before taxation and before extraordinary items and any taxation relating thereto) are 10 per cent. or more of the consolidated net profits of the Group (before taxation and before extraordinary items and any taxation relating thereto); or

      (b) whose gross assets are 10 per cent. or more of the consolidated gross assets of the Group; or

      (c) whose Net Assets are 10 per cent. or more of the consolidated Net Assets of the Group,

      all as shown (in the case of any Subsidiary) in its most recent annual accounts and (in the case of the Group) in the most recent annual consolidated accounts of the Group and for this purpose "Net Assets" in relation to any Subsidiary means its total assets (excluding goodwill) less its total liabilities and in relation to the Group means the total assets (excluding goodwill) of the Group less its total liabilities; and

      (d) any other Subsidiary or Subsidiaries of the Company to whom all or substantially all of the assets or business of a Principal Subsidiary are transferred.

      "Project Finance Borrowings"

      means any Borrowing which finances, and any Hedging Liabilities incurred in the financing of the acquisition, development, ownership and/or operation of an asset:

      (a)   which is incurred by a Project Finance Subsidiary; or

      (b) in respect of which the person or persons to whom such Borrowing is or may be owed by the relevant debtor (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than to a Project Finance Subsidiary) for the repayment thereof other than:

            (i) recourse to such debtor for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset; and/or

            (ii) recourse to such debtor for the purpose only of enabling amounts to be claimed in respect of such Borrowing in an enforcement of any Security Interest given by such debtor over such asset or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the debtor over its shares or like interest in the capital of the debtor) to secure such Borrowing, provided that (I) the extent of such recourse to such debtor

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                  is limited solely to the amount of any recoveries made on any such enforcement, and (II) such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such Borrowing, to commence proceedings for the winding up or dissolution of the debtor or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the debtor or any of its assets (save only for the assets the subject of such Security Interest); and/or

            (iii) recourse to such debtor generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available.

      "Project Finance Subsidiary"

      means any Subsidiary of the Company:

      (a) which is a company whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset whether directly or indirectly;

      (b) none of whose Borrowings in respect of the financing of such ownership, acquisition, development and/or operation of an asset benefits from any recourse whatsoever to any member of the Group (other than the Subsidiary itself or another Project Finance Subsidiary) in respect of the repayment thereof, except as expressly referred to in paragraph (b)(iii) of the definition of Project Finance Borrowings in this Clause 1.1; and

      (c) which has been designated as such by the Company by written notice to the Agent, provided that the Company may give written notice to the Agent at any time that any Project Finance Subsidiary is no longer a Project Finance Subsidiary, whereupon it shall cease to be a Project Finance Subsidiary.

      "Qualifying Bank"

      means an institution which is:

      (a) for the time being a bank as defined in the Income and Corporation Taxes Act 1988 for the purpose of section 349 of that Act and which is within the charge to corporation tax as regards all interest receivable by it under this Agreement; or

      (b) a financial institution lending through any other branch, affiliate or agency if, at the time such financial institution becomes a Party, the financial institution or affiliate (as the case may be) is a resident in a country with which the United Kingdom has an appropriate double taxation treaty pursuant to which the Company, upon receiving an appropriate direction from the UK Inland Revenue Financial Intermediaries and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


            Claims Office, will be permitted to pay interest in respect of advances made by that financial institution under this Agreement without withholding of United Kingdom income tax.

      "Rate Fixing Day"

      means:

      (a)   the Drawdown Date for a Loan denominated in Sterling; or

      (b) the second Business Day before the Drawdown Date for a Loan denominated in an Optional Currency (other than euros); or

      (c) the second Target Business Day before the Drawdown Date for a Loan denominated in euros.

      "Reference Banks"

      means, subject to Clause 26.5 (Reference Banks), the principal London offices of The Royal Bank of Scotland plc, National Westminster Bank Plc and Bayerische Landesbank Girozentrale, London Branch.

      "Relevant Group"

      means:

      (a)   in the case of the Company, the Group; or

      (b)   in the case of Holdco, the Holdco Group.

      "Repayment Date"

      means:

      (a)   in respect of a Revolving Loan, the last day of its Term; or

      (b)   in respect of a Term Loan, the Final Repayment Date.

      "Request"

      means a request made by the Company for a Loan, substantially in the form of Part 1 of Schedule 4.

      "Reservations"

      means the qualifications as to matters of law only contained in the legal opinions set out in Schedules 6 and 7.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      "Revolving Loan"

      means the principal amount of a borrowing by the Company under this Agreement made before the exercise of the Term-out Option or the principal amount outstanding of that borrowing.

      "Ring Fenced Group"

      means Holdco and any Affiliate of Holdco that is not also a member of the Group.

      "Scheme"

      means the proposed scheme of arrangement pursuant to which (amongst other things) the Company will become a Subsidiary of Holdco.

      "Scheme Date"

      means the date on which the Scheme becomes effective.

      "Security Interest"

      means any mortgage, pledge, lien, charge, assignment by way of security or subject to a proviso for redemption, assignation in security, standard security, hypothec or security interest or any other agreement or arrangement having the effect of conferring security.

      "Selection Notice"

      means a notice substantially in the form of Part 2 of Schedule 4.

      "Sterling"

      means the lawful currency for the time being of the U.K.

      "Subsidiary"

      means a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989.

      "Supplemental Agreement"

      means an agreement dated on or about the date of this Agreement between The Royal Bank of Scotland plc as agent ("RBS") and the Company amending a credit agreement dated 24th June, 1996 as amended by a letter dated 29th January, 1998 (the "Credit Agreement") between, amongst others, the Company and RBS whereby the Banks (as defined in the Credit Agreement) agreed to make a (pound)2,600,000,000 facility available to the Company.

      "SWP"

      means Southern Water PLC (registered number 2366620).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      "Tangible Consolidated Net Worth"

      means at any time the aggregate of:

      (a) the amount paid up or credited as paid up on the issued share capital of the Company; and

      (b) the amount standing to the credit of the consolidated capital and revenue reserves of the Group;

      based on the Balance Sheet but adjusted by:

      (i) adding any amount standing to the credit of the profit and loss account for the Group for the period ending on the date of the Balance Sheet, to the extent not included in sub-paragraph (b) above and to the extent the amount is not attributable to any dividend or other distribution declared, recommended or made by any member of the Group;

      (ii) deducting any amount standing to the debit of the profit and loss account for the Group for the period ending on the date of the Balance Sheet, to the extent not included in sub-paragraph (b) above;

      (iii) deducting any amount attributable to goodwill or any other intangible asset;

      (iv) deducting any amount attributable to a revaluation of assets after 31st March, 1998 or, in the case of assets of a company which becomes a member of the Group after that date, the date on which that company becomes a member of the Group unless in either case such revaluation is based on valuations by independent valuers;

      (v) reflecting any variation in the amount of the issued share capital of the Company and the consolidated capital and revenue reserves of the Group after the date of the Balance Sheet;

      (vi) reflecting any variation in the interest of the Company in any other member of the Group since the date of the Balance Sheet;

      (vii) excluding any amounts required to be set aside for taxation payable by the Group;

      (viii) excluding any amount attributable to minority interests; and

      (ix) eliminating inconsistencies between the accounting principles applied in connection with the Balance Sheet and those applied in connection with the Original Group Accounts.

      "Target Business Day"

      means a day on which Target is operating.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      "Term"

      means the period selected by the Company in a Request (other than a Request for a Term Loan) for which the relevant Loan is to be outstanding.

      "Term Date"

      means the date falling 364 days after the date of this Agreement.

      "Term Loan"

      means the principal amount of each borrowing by the Company under this Agreement made after the exercise of the Term-out Option or the principal amount outstanding of that borrowing.

      "Term-out Option"

      means the option of the Company in Clause 5.5 (Term-out Option) to convert the revolving credit facility into a term loan facility.

      "Total Commitments"

      means the aggregate for the time being of the Commitments, being (pound)600,000.000 at the date of this Agreement.

      "Total Consolidated Borrowings"

      means, at any time, the aggregate principal amount (or amounts equivalent to principal, howsoever described) comprised in the Borrowings of the Company and its Subsidiaries at that time calculated on a consolidated basis. Any amount outstanding in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of the Agent's Spot Rate of Exchange on the day the relevant amount falls to be calculated.

      "Total Consolidated Net Borrowings"

      means, at any time, Total Consolidated Borrowings less the aggregate principal amount of Investments beneficially owned by the Group free from Security Interests (to the extent the proceeds of the same are readily remittable to the UK) at that time.

      "U.K."

      means the United Kingdom.

      "Water Act"

      means the Water Industry Act 1991 and any subordinate legislation, regulations and codes of practice made or issued under it.

      "US Dollars"

      means the lawful currency for the time being of the United States of America.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


1.2   Construction

(a)   In this Agreement, unless the contrary intention appears, a reference to:

      (i) "assets" includes properties, revenues and rights of every description;

            an "authorisation" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

            a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month;

            a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

      (ii) a provision of a law is a reference to that provision as amended or re-enacted;

      (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

      (iv)  a person includes its successors and assigns;

      (v) a Finance Document or another document is a reference to that Finance Document or that other document as amended, novated or supplemented; and

      (vi)  a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c)   (i)   Terms used in the definitions of "Borrowings", "Consolidated
            EBITDA", "Interest Payable", "Interest Receivable", "Net Interest
            Payable", "Operating Profit", "Tangible Consolidated Net Worth",
            "Total Consolidated Borrowings" and "Total Consolidated Net
            Borrowings" in Clause 1.1 (Definitions) are to be calculated in accordance with the accounting principles applied in connection with the Original Group Accounts.

      (ii) If there is a dispute as to any interpretation or computation for sub-paragraph (i) above, the interpretation or computation of the auditors for the time being of the Company will prevail.

(d) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


2.    THE FACILITIES

2.1   Facilities

      (a) Subject to the terms of this Agreement, the Banks grant to the Company the following facilities:

            (i) prior to the exercise of the Term-out Option, a committed multicurrency revolving credit facility under which the Banks agree to make Revolving Loans to the Company; and

            (ii) if the Term-out Option is exercised, a committed multicurrency term loan facility under which the Banks agree to make Term Loans to the Company.

      (b) The Banks shall, when requested by the Company, make to the Company Loans up to an aggregate principal amount not exceeding, at any time, the Total Commitments at that time.

      (c)   No Bank is obliged to lend more than its Commitment.

2.2   Number of Requests and Drawdowns

      No Request may specify a Drawdown Date which is within three Business Day's of another Drawdown Date, although up to three Loans may be made on the same day. Subject to the above, any number of Requests may be delivered on the same day and/or specifying the same Drawdown Date, whether or not the Terms or Interest Periods requested are similar.

2.3   Limits

      (a) The aggregated Original Sterling Amount of all outstanding Loans shall not exceed the Total Commitments.

      (b) No Bank is obliged to participate if it would cause the Original Sterling Amount of its participations in the Loans to exceed its Commitment.

2.4   Nature of a Finance Party's rights and obligations

      (a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

      (b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.5   Change of Currency

      If a change in any currency of a country occurs, this Agreement will be amended to the extent the Agent acting reasonably and in consultation with the Company specifies to be necessary to reflect the change in currency and to put the Banks in the same position, so far as possible, that they would have been in if no change in currency had occurred.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


3.    PURPOSE

      (a) The Company shall apply each Loan towards its general corporate purposes.

      (b) Without affecting the obligations of the Company in any way, no Finance Party is bound to monitor or verify the application of any Loan.

4.    CONDITIONS PRECEDENT

4.1   Documentary conditions precedent

      The obligations of each Finance Party to the Company under this Agreement are subject to the condition precedent that the Agent has notified the Company and the Banks that it has received all of the documents set out in
      Part I of Schedule 2 in form and substance satisfactory to the Agent.

4.2   Further conditions precedent

      The obligations of each Bank to participate in a Loan are subject to the further conditions precedent that on both the date of the Request and the Drawdown Date for that Loan:

      (i) the representations and warranties in Clause 16 (Representations and warranties) to be repeated on those dates are correct and will be correct immediately after the Loan is made; and

      (ii) no Default is outstanding or could reasonably be expected to result from the making of the Loan.

5.    DRAWDOWN

5.1   Receipt of Requests

      The Company may utilise the Facility if the Agent receives a duly completed Request, not later than:

      (a) 9.30 a.m. on the proposed Drawdown Date for a Loan denominated in Sterling which is to be used solely for the purposes of repayment of commercial paper which is due for repayment on that Drawdown Date; or

      (b) 12.00 noon one Business Day before the applicable Rate Fixing Day for a Loan denominated in:

            (i)   an Optional Currency; or

            (ii) Sterling if borrowed for a purpose other than that set out in paragraph (a) above.

5.2   Completion of Requests

      A Request will not be regarded as having been duly completed unless:

      (a)   the Drawdown Date is a Business Day falling before the Term Date;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (b) the principal amount of the Loan is a minimum of (pound)25,000,000 and an integral multiple of (pound)5,000,000 (or its equivalent in an Optional Currency) or the principal amount of the Loan is equal to the balance of the undrawn Total Commitments as at the proposed Drawdown Date;

      (c) subject to Clause 5.5 (Term-out Option), it specifies whether it is a Term Loan or a Revolving Loan;

      (d)   in the case of a Revolving Loan only, one Term is specified which:

            (i)   does not extend beyond the Term Date; and

            (ii)  is a period of one, two, three or six months.

      (e) in the case of a Term Loan the Interest Period selected complies with Clause 8.2 (Interest Period for Term Loans);

      (f)   the payment instructions comply with Clause 10 (Payments);

      (g)   the amount selected under paragraph (b) above does not cause Clause
            2.3 (Limits) to be contravened; and

      (h) if the currency selected is an Optional Currency it complies with Clause 9 (Optional Currencies).

5.3   Amount of each Bank's participation in a Loan

      The amount of a Bank's participation in a Loan will be the proportion of that Loan which its Commitment bears to the Total Commitments on the date of receipt of the relevant Request.

5.4   Notification of the Banks

      The Agent shall promptly notify each Bank of the details of the requested Loan and the amount of its participation in the Loan.

5.5   Term-out Option

      (a) The Company may, by giving not less than 10 days' prior notice to the Agent, exercise the Term-out Option.

      (b) Subject to the terms of this Agreement, any Loans borrowed after the date the Term-out Option is exercised will be Term Loans.

      (c) The unutilised portion of the Total Commitments shall be cancelled by close of business on the Term Date.

5.6   Payment of proceeds

      Subject to the terms of this Agreement, each Bank shall make its participation in each Loan available to the Agent for the Company on the relevant Drawdown Date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


6.    REPAYMENT

      The Company shall repay each Loan in full on its Repayment Date to the Agent for the Banks.

7.    PREPAYMENT AND CANCELLATION

7.1   Automatic cancellation of the Total Commitments

      The Commitment of each Bank shall be automatically cancelled at close of business on the Term Date.

7.2   Voluntary prepayment

      The Company may, by giving not less than 30 days' prior notice to the Agent, prepay any Term Loan on the last day of its Interest Period in whole or in part (but, if in part, in a minimum Original Sterling Amount of (pound)25,000,000 and an integral multiple of (pound)5,000,000 (or its equivalent in an Optional Currency) in which the relevant Loan is then outstanding).

7.3   Voluntary cancellation

      The Company may, by giving not less than 30 days' prior notice to the Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in a minimum Original Sterling Amount of (pound)25,000,000 and all integral multiple of (pound)5,000,000). Any cancellation in part shall be applied against the Commitment of each Bank pro rata.

7.4   Additional right of prepayment and cancellation

      If any Obligor is required to pay any amount to or for the account of a Bank under Clause 11 (Taxes) or Clause 13 (Increased costs) the Company may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling five Business Day's after the date of service of the notice:

      (a) the Company shall prepay that Bank's participation in all the Loans together with all other amounts payable by it to that Bank under this Agreement; and

      (b)   the Bank's Commitment shall be cancelled.

7.5   Miscellaneous provisions

      (a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

      (b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid.

      (c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

      (d) Any amount of a Revolving Loan prepaid under this Agreement may subsequently be reborrowed. Subject to Clause 9.3 (Change of currency of Term Loan) and Clause 9.4 (Same

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      Optional Currency), no amount of any Term Loan prepaid may subsequently be reborrowed. No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.    INTEREST

8.1   Interest rate

      The rate of interest on each Loan for its Term or Interest Period (as appropriate) is the rate per annum determined by the Agent to be the aggregate of the applicable:

      (a)   Margin;

      (b)   LIBOR; and

      (c)   Mandatory Cost.

8.2   Interest Periods for Term Loans

      (a) The life of each Term Loan will be divided into successive periods (each an "Interest Period") for the calculation of interest. The first Interest Period will be the period selected in the Request for that Term Loan, and in the case of a Term Loan that has been borrowed, in a Selection Notice received by the Agent not later than
            10.00 a.m. three Business Days before the end of the current Interest Period (being one, two, three or six months).

      (b) If an Interest Period extends beyond the Final Repayment Date, it shall be shortened so that it ends on the Final Repayment Date.

      (c) If the Company fails to select an Interest Period for an outstanding Term Loan in accordance with paragraph (a) above, that Interest Period will, subject to the other provisions of this Clause 8, be one month.

8.3   Non-Business Days

      If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.4   Due dates

      Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the Company on the last day of its Term or Interest Period.

8.5   Default interest

      (a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "default rate") determined by the Agent to be one per cent. per annum above the higher of:

            (i) the rate on the overdue amount under Clause 8.1 (Interest rate) immediately before the due date (if of principal); and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


            (ii) the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for such successive Terms or Interest Periods of such duration as the Agent may determine (each a "Designated Term").

      (b) The default rate will be determined on each Business Day or the first day of the relevant Designated Term, as appropriate.

      (c) If the Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Agent from whatever sources it reasonably selects, after consultation with the Reference Banks.

      (d) Default interest will be compounded monthly (where paragraph (a)(i) applies) and at the end of each Designated Term (in each other case).

8.6   Notification of rates of interest

      The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.    OPTIONAL CURRENCIES

9.1   Selection

      (a) The Company shall select the currency of a Revolving Loan in the relevant Request.

      (b) The Company shall select the currency of a Term Loan for an Interest Period in either the relevant Request or, if a Term Loan is outstanding, a notice received by the Agent not later than 5 Business Days' before the commencement of that Interest Period. In the latter case, the Company may specify whether that Term Loan is to be denominated in more than one currency, and, if so, the amount in Sterling of each such currency (being a minimum Original Sterling Amount of (pound)25,000,000 or an integral multiple of (pound)5,000,000 or the balance of the Term Loan, if more).

      (c)   The currency of each Loan must be Sterling or an Optional Currency.

      (d) If the Company fails to give a notice in respect of an outstanding Term Loan in accordance with paragraph (b) above, that Term Loan will remain denominated for its next Interest Period in the same currency in which it is then denominated.

      (e) Each part of a Term Loan which is to be denominated in a different currency from any other part of that Term Loan shall be treated as a separate Term Loan.

      (f) The Company may not choose a currency if as a result the Loans would be denominated at any time in more than 3 currencies.

      (g) The Agent shall notify each Bank of the currency and the Original Sterling Amount of each Loan and the applicable Agent's Spot Rate of Exchange promptly after they are ascertained.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


9.2   Revocation of currency

      If, before 9.30 a.m. on any Rate Fixing Day, the Agent receives notice from a Bank that:

(a) it is impracticable for the Bank to fund its participation in the relevant Loan in the relevant Optional Currency during its Term or Interest Period (as appropriate) in the ordinary course of business in the London interbank market; and/or

(b) the use of the proposed Optional Currency might contravene any law or regulation,

      the Agent shall give notice to the Company and to the Banks to that effect before 11.00 a.m. on that day. In this event:

      (i) the Company and the Banks may agree that the drawdown will not be made; or

      (ii) in the absence of agreement, that Bank's participation in the Loan (or, if more than one Bank is similarly affected, those Banks' participations in the Loan) shall be treated as a separate Loan denominated in Sterling during the relevant Term or Interest Period (as appropriate).

9.3   Change of currency of Term Loan

      (a) If a Term Loan is to be continued during its next Interest Period in a different currency (the "new currency") from that in which it is currently denominated, that Term Loan shall be repaid by the Company in full at the end of its current Interest Period in the currency in which it is then denominated and, subject to the terms of this Agreement, shall forthwith be re-advanced by the Banks in the new currency.

      (b) If the new currency is Sterling, the amount of each Bank's participation in that Term Loan will be its participation in the Original Sterling Amount (as such Original Sterling Amount has been reduced by any repayment or prepayment of part of such Loan under this Agreement) of that Term Loan for that Interest Period.

      (c) If the new currency is an Optional Currency, the amount of each Bank's participation in that Term Loan will be determined by converting into the new currency its participation in the Original Sterling Amount (as such Original Sterling Amount has been reduced by any repayment or prepayment of part of such Loan under this Agreement) of that Term Loan on the basis of the Agent's Spot Rate of Exchange three Business Days before the commencement of that Interest Period.

9.4   Same Optional Currency

      (a) If a Term Loan is to be continued during its next Interest Period in the same Optional Currency as that in which it is denominated during its current Interest Period, the Agent shall calculate the difference between the amount of the Term Loan (in that Optional Currency) for the current Interest Period and for the next Interest Period. The amount of the Term Loan for the next Interest Period will be determined by notionally converting into that Optional Currency the Original Sterling Amount of the Term Loan on the basis of the Agent's Spot Rate of Exchange three Business Days before the commencement of that Interest Period.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (b) At the end of the current Interest Period (but subject always to paragraph (c) below):

            (i) if the amount of the Term Loan for the next Interest Period is less than that of the preceding Interest Period, the Company shall repay the difference in such Optional Currency; or

            (ii) if the amount of the Term Loan for the next Interest Period is greater than that of the preceding Interest Period, each Bank shall forthwith make available to the Agent for the Company its participation in the difference and the Agent shall pay to the Company the difference in such Optional Currency.

      (c) If the Agent's Spot Rate of Exchange for the next Interest Period shows an appreciation or depreciation of the Optional Currency against Sterling of less than five per cent. when compared with the Original Exchange Rate, no amounts are payable in respect of the difference. In this Clause 9 (Optional Currencies) "Original Exchange Rate" means the Agent's Spot Rate of Exchange used for determining the amount of the Optional Currency for the Interest Period which is the later of the following:

            (i) the Interest Period during which the Term Loan was first denominated in that Optional Currency if the Term Loan has since then remained denominated in that Optional Currency; and

            (ii) the most recent Interest Period immediately prior to which a difference was required to be paid under this Clause 9.4.

9.5   Prepayments and repayments

      If a Term Loan is to be repaid or prepaid by reference to an Original Sterling Amount, the Optional Currency amount to be repaid or prepaid shall be determined by reference to the Agent's Spot Rate of Exchange last used for determining the Optional Currency amount of that Term Loan under this Clause 9 or, if applicable, the Original Exchange Rate.

10.   PAYMENTS

10.1  Place

      All payments by an Obligor or a Bank under the Finance Documents shall be made to the Agent to its account at such office or bank as it may notify to the Obligors or that Bank for this purpose.

10.2  Funds

      Payments under the Finance Documents to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

10.3  Distribution

      (a) Each payment received by the Agent under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


            (i)   in the principal financial centre of the relevant currency; or

            (ii) in the case of euro units or national currency units, in the principal financial centre of a Participating Member State or London,

            as it may notify to the Agent for this purpose by not less than 5 Business Days' prior notice.

      (b) The Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under the Finance Documents.

      (c) Where a sum is to be paid under the Finance Documents to the Agent for the account of another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent together with interest on that amount from the date of payment to the date of refund, calculated at a rate determined by the Agent to reflect its cost of funds.

10.4  Currency

      (a) A repayment or prepayment of a Loan or any part of a Loan is payable in the currency in which the Loan is denominated on its due date.

      (b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

      (c) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

      (d) Any other amount payable under the Finance Documents is, except as otherwise provided in this Agreement, payable in Sterling.

10.5  Set-off and counterclaim

      All payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim.

10.6  Non-Business Days

      (a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

      (b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


10.7  Partial payments

      (a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

            (i) first, in or towards payment of any unpaid costs and expenses of the Agent under the Finance Documents;

            (ii) secondly, in or towards payment pro rata of any accrued fees due but unpaid under Clause 20.2 (Commitment fee);

            (iii) thirdly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

            (iv) fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

            (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

      (b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (v) above.

      (c) Paragraphs (a) and (b) above shall override any appropriation made by an Obligor.

10.8  Netting of payments

      (a) If on any date an amount (the "first amount") is to be advanced or paid by a Bank under this Agreement and an amount (the "second amount") is due from an Obligor to that Bank under the Finance Documents, the Obligor instructs that Bank to apply the first amount in or towards payment of the second amount.

      (b) The relevant Bank shall remain obliged to advance any excess (or, as the case may be, an Obligor shall remain obliged to pay any shortfall) in accordance with this Clause 10. Nothing in this Clause
            10.8 shall be effective to create a charge.

11.   TAXES

11.1  Gross-up

      All payments by an Obligor under the Finance Documents shall be made free and clear of and without deduction for or on account of any taxes levied or imposed by or on behalf of the UK or any taxing authority thereof or therein except to the extent that the Obligor is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Bank, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


11.2  Tax receipts

      All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 30 days of the payment being made, deliver to the Agent for the relevant Bank an original or certified copy of an official receipt or such other evidence, if any, as is then customary, evidencing that such deduction or withholding has been made and has been accounted for to the appropriate authorities.

11.3  Qualifying Banks

      (a) If, otherwise than as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law, treaty or regulation or any practice or concession of the UK Inland Revenue occurring after the date of this Agreement, a Bank is not or has ceased to be a Qualifying Bank or is not or has ceased to be beneficially entitled to all interest received by it in respect of advances made by it under this Agreement, no Obligor will be liable to pay to or for the account of that Bank under Clause 11.1 (Gross-up) any amount in respect of taxes levied or imposed by the U.K. or any taxing authority of or in the UK in excess of the amount it would have been obliged to pay if that Bank had been, or had not ceased to be a Qualifying Bank and had been beneficially entitled to all interest received by it in respect of advances made by it under this Agreement.

      (b) Each Bank warrants and represents to the Obligors on the date of this Agreement or (if later) on the date on which it becomes a Party that it is a Qualifying Bank and is beneficially entitled to all interest receivable by it in respect of advances made by it under this Agreement.

      (c) Each Bank which ceases to be a Qualifying Bank or which ceases to be beneficially entitled to interest received by it in respect of advances made by it under this Agreement will notify the Company forthwith upon becoming aware that it has so ceased.

11.4  Tax Credit

      (a) If an Obligor makes a payment pursuant to Clause 11.1 (Gross-up) for the account of any Bank and that Bank has received or been granted a credit against, or relief or remission or repayment of, any tax paid or payable by it (a "Tax Credit") which is attributable to that payment or the corresponding payment under the Finance Document that Bank shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Obligor concerned such amount as the Bank shall have reasonably determined to be attributable to such payments and which will leave the Bank (after such payment) in no better or worse position than it would have been if the Obligor had not been required to make any deduction or withholding.

      (b) Nothing in this Clause 11.4 shall interfere with the right of a Bank to arrange its tax affairs in whatever manner it thinks fit and without limiting the foregoing no Bank shall be under any obligation, except as expressly stated in sub-clause (a) above, to claim a Tax Credit or to claim a Tax Credit in priority to any other claims, relief, credit or deduction available to it. No Bank shall be obliged to disclose any information relating to its tax affairs or any computations in respect thereof.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


11.5  Double Tax Treaties

      For the purposes of Clause 11.3(a) above, a financial institution which is a Qualifying Bank by virtue of satisfying part (b) of the definition thereof shall nevertheless not be treated as a Qualifying Bank until the Obligors receive an appropriate direction as described in that part (b).

12.   MARKET DISRUPTION

12.1  Market disturbance

      (a) If LIBOR is to be determined in accordance with paragraph (b) of its definition and a Reference Bank does not supply an offered rate by l1.30 a.m. on the applicable Rate Fixing Day, the applicable LIBOR shall, subject to paragraph (b) below, be determined on the basis of the quotations of the remaining Reference Banks.

      (b)   If, in relation to any proposed Loan:

            (i) LIBOR is to be determined in accordance with paragraph (b) of its definition and no, or only one, Reference Bank supplies a rate by 11.30 a.m. on the applicable Rate Fixing Day for the purposes of determining the applicable LIBOR; or

            (ii) the Agent otherwise determines (which determination shall be conclusive and binding on all parties) that adequate and fair means do not exist for ascertaining the applicable LIBOR,

      the Agent shall promptly notify the Company and the relevant Banks of the fact and that this Clause 12 is in operation.

12.2  Alternative rates

      If the Agent gives a notice under Clause 12.1 (Market disturbance):

      (a) the Company and the Banks may (through the Agent) agree that in the case of a Loan which has not been borrowed, that Loan shall not be borrowed; or

      (b) in the absence of agreement, a Loan (if it has not been borrowed) shall still be made: and

            (i) the Term or the Interest Period (as appropriate) of the Loans concerned shall be one month; and

            (ii) during the Term or the Interest Period (as appropriate) of each Loan the rate of interest applicable to that Loan shall be the applicable Margin plus the Mandatory Cost plus the rate per annum which is expressed as a percentage rate per annum of the cost to the Bank concerned of funding that Loan from whatever sources it may reason ably select, which rate shall be notified by the Bank concerned to the Agent before that last date of such Term or the Interest Period (as appropriate).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


13.   INCREASED COSTS

13.1  Increased costs

      (a) Subject to Clause 13.2 (Exceptions), the Company shall forthwith on demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it as a result of any law or regulation (including any relating to taxation or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

      (b)   In this Agreement "increased cost" means:

            (i) an additional cost incurred by a Finance Party as a result of it having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

            (ii) that portion of an additional cost incurred by a Finance Party in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the participations in the Loans made or to be made under this Agreement as is attributable to it making, funding or maintaining those participations; or

            (iii) a reduction in any amount payable to a Finance Party or the effective return to a Finance Party under this Agreement or on its capital; or

            (iv) the amount of any payment made by a Finance Party, or the amount of interest or other return foregone by a Finance Party, calculated by reference to any amount received or receivable by a Finance Party from any other Party under this Agreement.

13.2  Exceptions

      Clause 13.1 (Increased costs) does not apply to any increased cost:

      (a)   compensated for by the payment of the Mandatory Cost;

      (b) attributable to any tax or amounts in respect of tax which must be deducted from any amounts payable or paid by the Company or payable or paid by the Agent to a Finance Party under the Finance Documents;

      (c) attributable to any change in the rate of tax on the overall net income, profits or gains of a Bank (or the overall net income, profits or gains of a division or branch of the Bank) imposed in the jurisdiction in which its principal office or Facility Office is situate;

      (d) arising directly out of the implementation by the applicable authorities having jurisdiction over such Finance Party and/or its Facility Office of the matters set out in the statement of the Basle Committee on Banking Regulations and Supervisory Practices dated July, 1988 and entitled "International Convergence of Capital Measurement and Capital Standards or in the European Council Directives of 17th April, 1989 (on the own funds of credit institutions (89/299/EEC)) and 18th December, 1989 (on a solvency ratio for credit institutions (89/647/EEC)), in each case, as amended, modified, supplemented, restated or replaced up to the date hereof,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      which is in terms or has effects reasonably foreseeable by such Finance Party as at the date of this Agreement.

14.   ILLEGALITY AND MITIGATION

14.1  Illegality

      If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:

(a)   the Bank may notify the Company through the Agent accordingly; and

(b)   (i)   the Company shall to the extent required and within the period allowed or, if no period is allowed, forthwith prepay that Bank's participation in all the Loans together with all other amounts payable by it to that Bank under this Agreement; and

      (ii)  the Bank's Commitment shall be cancelled.

14.2  Mitigation

      Notwithstanding the provisions of Clauses 11 (Taxes), 13 (Increased costs) and 14.1 (Illegality), if in relation to a Bank or (as the case may be) the Agent circumstances arise which would result in:

      (a) any deduction, withholding or payment of the nature referred to in Clause 11 (Taxes); or

      (b) any increased cost of the nature referred to in Clause 13 (Increased costs); or

      (c)   a notification pursuant to Clause 14.1 (Illegality),

      then without in any way limiting, reducing or otherwise qualifying the rights of that Bank or the Agent, that Bank shall upon becoming aware of the same notify the Agent thereof (whereupon the Agent shall notify the Company) and such Bank shall use reasonable endeavours to transfer its participation in the Facility and its rights hereunder and under the Finance Documents to another financial institution or Facility Office not affected by the circumstances having the results set out in (a), (b) or
      (c) above and shall otherwise take such reasonable steps as may be open to it to mitigate the effects of such circumstances provided that such Bank shall not be under any obligation to take any such action if, in its reasonable opinion, to do so might have a material adverse effect upon its business, operations or financial condition or might involve it in any unlawful activity or any activity that is contrary to any request, guidance or directive of any competent authority (whether or not having the force of law) or (unless indemnified to its satisfaction) might involve it in any expense or tax disadvantage.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


15.   GUARANTEE

15.1  Guarantee

      Holdco (if it becomes an Obligor by executing and delivering a Guarantor Accession Agreement in accordance with Clause 26.4 (Accession)), irrevocably and unconditionally and notwithstanding the release of the Company or any other person under the terms of any composition or arrangement with any creditors of any member of the Group:

      (a) as principal obligor guarantees to each Finance Party prompt performance by the Company of all its obligations under the Finance Documents;

      (b) undertakes with each Finance Party that, whenever the Company does not pay any amount when due under or in connection with any Finance Document. Holdco shall forthwith on demand by the Agent pay that amount as if Holdco instead of the Company were expressed to be the principal obligor; and

      (c) indemnifies each Finance Party on demand against any loss or liability suffered by such Finance Party if any obligation guaranteed by Holdco is or becomes unenforceable, invalid or illegal.

15.2  Continuing guarantee

      This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Company under the Finance Documents and shall not be discharged by any intermediate payment or discharge in whole or in part.

15.3  Reinstatement

      (a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of Holdco under this Clause 15 shall continue as if the discharge or arrangement had not occurred.

      (b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4  Waiver of defences

      The obligations of Holdco under this Clause 15 will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 15 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

(a) any time or waiver granted to, or composition with, the Company or other person;

(b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Company or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members of status of the Company or any other person;

      (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 15 shall include each variation or replacement;

      (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that Holdco's obligations under this Clause 15 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity;

      (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of Holdco under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from the law, regulation or order so that each such obligation shall for the purposes of Holdco's obligations under this Clause 15 be construed as if there were no such circumstances; or

      (g) the release of the Company or any other person under the terms of any composition or arrangement with any creditor of any member of the Group.

15.5  Immediate recourse

            Holdco waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from Holdco under this Clause 15.

15.6  Appropriations

            If a notice has been served on the Company under Clause 18.19 (Acceleration) then, until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

      (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and Holdco shall not be entitled to the benefit of the same; and

      (b) hold in a suspense account any moneys received from Holdco or on account of the Holdco's liability under this Clause 15 which shall bear interest at an appropriate commercial rate as reasonably determined by such Finance Party.

15.7  Non-competition

      Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, Holdco shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 15:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of Holdco's liability under this Clause 15;

      (b) claim, rank, prove or vote as a creditor of the Company or its estate in competition with any Finance Party (or any trustee or agent on its behalf) unless otherwise required by law; or

      (c) receive, claim or have the benefit of any payment, distribution or security from or on account of the Company, or exercise any right of set-off as against the Company.

      Holdco shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 15.7 or if required by law as contemplated by paragraph (b) above or as directed by the Agent.

15.8  Additional security

      This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

16.   REPRESENTATIONS AND WARRANTIES

16.1  Representations and warranties

      Each Obligor makes the representations and warranties (in respect of itself and the Relevant Group only) set out in this Clause 16 (Representations and warranties) to each Finance Party.

16.2  Status

      (a) It is a limited liability company, duly incorporated and validly existing under the laws of Scotland; and

      (b) each member of the Relevant Group has the power to own its assets and carry on its business as it is being conducted.

16.3  Powers and authority

      It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

16.4  Legal validity

      Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation, enforceable (subject to the Reservations) in accordance with its terms.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


16.5  Non-conflict

      The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

      (a)   any law or regulation or judicial or official order; or

      (b)   the constitutional documents of any member of the Relevant Group; or

      (c) to the best of the knowledge, information and belief of its Directors, any document which is binding upon any member of the Relevant Group or any asset of any member of the Relevant Group,

      in any such case to an extent or in a manner which would have a material adverse effect on its ability to perform its obligations under this Agreement.

16.6  No default

      (a) No Default is outstanding or would result from the making of any Loan; and

      (b) no other event is outstanding which constitutes (or, with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, is reasonably likely to constitute) a default under any document which is binding on any member of the Relevant Group or any asset of any member of the Relevant Group to an extent or in a manner which might have a material adverse effect on its ability to perform its obligations under the Finance Documents.

16.7  Authorisations

      All authorisations required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

16.8  Licences

      (a) Each member of the Relevant Group which requires a Licence from the Secretary of State under Section 6(1) of the Electricity Act 1989 for the conduct of its business has been duly licensed under that Section.

      (b) The Appointee is the duly appointed water and sewerage undertaker for the Franchise Area pursuant to the Appointment.

16.9  Accounts

      The audited consolidated accounts of the Relevant Group most recently delivered to the Agent (which in respect of the Company only, at the date of this Agreement, are the Original Group Accounts):

      (a) have been prepared in accordance with accounting principles and practices generally accepted in the United Kingdom consistently applied; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (b) fairly represent the consolidated financial condition of the Relevant Group as at the date to which they were drawn up.

16.10 Litigation

      Save as disclosed in writing to the Agent prior to the date of this Agreement, no litigation, arbitration or administrative proceedings in relation to any member of the Relevant Group are current or, to its knowledge, pending or threatened, which are reasonably expected to be adversely determined and which would, if adversely determined, be likely to have a material adverse effect on the ability of any Obligor to perform its obligations under this Agreement.

16.11 Information

      (a) All of the factual information supplied by it to the Agent in connection with the Finance Documents is true in all material respects and not misleading in any respect and there are no facts or matters not disclosed in writing to the Agent the omission of which makes any such factual information incorrect or misleading in any respect.

      (b) Nothing has occurred since the date the information was provided which renders the information contained in it untrue or misleading in any material respect and which, if disclosed, may affect the decision of a person considering whether to enter into this Agreement.

16.12 Times for making representations and warranties

      The representations and warranties set out in this Clause 16:

      (a)   (i)   in the case of the Company, are made by it on the date of this
                  Agreement; and

            (ii) in the case of Holdco will be deemed to be made by it on the date it executes and delivers a Guarantor Accession Agreement to the Agent in accordance with Clause 26.4 (Accession); and

      (b) other than Clause 16.11 (Information), are deemed to be repeated by the Obligors on the date of each Request, each Drawdown Date and the first day of each Term or Interest Period with reference to the facts and circumstances then existing.

17.   UNDERTAKINGS

17.1  Duration

      The undertakings in this Clause 17 (Undertakings) will remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

17.2  Certificates

      The Company shall, when it delivers consolidated accounts of the Group in accordance with Clause 17.3 (a) and (b) (Financial Information), also deliver a certificate as to the Net Gearing Percentage evidenced by those accounts.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


17.3  Financial information

      Each Obligor shall supply to the Agent in sufficient copies for all the
      Banks:

      (a) as soon as the same are available (and in any event within 180 days of the end of each of its financial years) its audited financial statements and the audited consolidated accounts of the Relevant Group for that financial year;

      (b) as soon as the same are available (and in any event within 90 days of the end of the first half-year of each of its financial years) the unaudited consolidated accounts of the Relevant Group for that half-year;

      (c) (in respect of the Company only), together with the accounts specified in:

            (i) paragraph (a) above, a certificate signed by one of its senior officers on its behalf setting out in reasonable detail computations establishing compliance with Clause 17.13 (Financial covenants) as at the date to which those accounts were drawn up;

            (ii) paragraph (b) above, a certificate signed by one of its senior officers on its behalf setting out in reasonable detail computations establishing compliance with Clause 17.13 (a) (Financial covenants) as at the date to which those accounts were drawn up; and

      (d) as soon as the same are available (and in any event within 90 days from the end of the period for which they are produced) the quarterly unaudited consolidated accounts of the Relevant Group.

17.4  Information - Miscellaneous

      Each Obligor shall supply to the Agent:

      (a) all documents despatched by it to its shareholders (or any class of them) or its creditors (or any class of them) at the same time as they are despatched;

      (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a material adverse effect on its ability to perform its obligations under the Finance Documents; and

      (c) promptly, such further information in the possession or control of any member of the Relevant Group regarding its financial condition as any Finance Party through the Agent may reasonably request, in sufficient copies for all of the Banks, if the Agent so requests.

17.5  Notification of Default

      Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of it.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


17.6  Compliance certificates

      Each Obligor shall supply to the Agent promptly at any time, if the Majority Banks so request and they have or the Agent has grounds for believing that a Default may be outstanding, a statement signed by one of its senior officers on its behalf incorporating such information as it has in its possession which may be relevant as to whether any Default is outstanding and, if a Default is stated to be outstanding, stating the steps if any being taken to remedy it. Such statements shall contain such certificates as the Majority Banks may reasonably require as to questions of fact which are within the knowledge of the Obligor providing such statements.

17.7  Authorisations

      Each Obligor shall promptly:

      (a)   obtain, maintain and comply with the terms of; and

      (b)   if requested, supply certified copies to the Agent of,

      any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

17.8  Pari passu ranking

      Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for taxes, national insurance contributions, employee remuneration and benefits and any other obligations which from time to time are mandatorily preferred by law applying to companies generally.

17.9  Negative pledge

      (a) Subject to paragraph (b) below, the Company shall not, and shall procure that no other member of the Group will, create or permit to subsist, any Security Interest on any of its assets.

      (b) Notwithstanding paragraph (a) above, the Company may create, or permit to subsist, Permitted Security Interests on its assets.

      (c) Holdco will not create or permit to subsist any Security Interest on any of its assets.

17.10 Disposals

      (a) Each Obligor shall not and shall procure that no other member of, in the case of the Company, the Group and, in the case of Holdco, the Ring Fenced Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or in voluntarily, sell, transfer, grant or lease or otherwise dispose of all or any material part of its assets.

      (b)   Paragraph (a) does not apply to:

            (i) disposals made in the ordinary course of business of the disposing entity;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


            (ii) disposals of assets in exchange for other assets comparable or superior as to type, value and quality;

            (iii) the disposal of assets on arm's length terms;

            (iv) sale and lease-back transactions the net financial effect of each of which (looking at the sale and any related lease-back together) represent a transaction on arm's length terms;

            (v) the disposal of assets to other members of, in the case of the Company, the Group and, in the case of Holdco, the Ring Fenced Group; and

            (vi)  disposals to which the Majority Banks have agreed in writing.

17.11 Environmental matters

      Each Obligor will comply and will procure that each member of the Relevant Group complies in all material respects with:

      (a) the terms and conditions of all Environmental Licences applicable to it; and

      (b)   all other applicable Environmental Law,

      where failure to comply with the relevant Environmental Licence or Environmental Law might reasonably be expected to have a material adverse effect on its ability to comply with its obligations under the Finance Documents.

17.12 The Existing Facilities

      The Company will procure that the Existing Facilities are cancelled in full within 30 days of the date of this Agreement.

17.13 Financial covenants

      (a) The Company shall procure that as at the last day of each period of twelve months ending on the last day of each financial year and each financial half-year of the Company, the ratio of Total Consolidated Net Borrowings to Consolidated EBITDA does not at any time exceed 4.0:1.

      (b) The Company shall procure that the ratio of Operating Profit for a financial year of the Group to Net Interest Payable for the same financial year is not, with respect to any financial year (commencing with the financial year ended 31st March, 1998), less than 2.75 to 1.

17.14 Restriction on Borrowings of Subsidiaries

      The Company shall procure, at any time when the Net Gearing Percentage is equal to or greater than 75 per cent., that none of its Subsidiaries will have outstanding any Borrowings, except for:

      (a)   those incurred on the terms of the Finance Documents;

      (b)   Borrowings incurred with the prior consent of the Majority Banks;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (c) Borrowings owed by a member of the Group to another member of the Group;

      (d) Borrowings of a Subsidiary of the Company which becomes a member of the Group after the date of this Agreement, which is not created in contemplation of or in connection with that company becoming a member of the Group, so long as the same is discharged on or before the date falling 6 months after it becomes a member of the Group or (if later) the first date upon which it can be so discharged without any premium or penalty (other than reimbursement to the relevant lender of any costs for breaking any fixture period relating to that lender's funding arrangements);

      (e) Project Finance Borrowings not exceeding (pound)400,000,000 in aggregate at any one time outstanding;

      (f) Borrowings from the European Investment Bank for an initial term exceeding 9 years and not exceeding (pound)100,000,000 in aggregate at any one time outstanding;

      (g) Borrowings comprised in tax based finance leases (being finance leases as defined in the statement of Standard Accounting Principles and Practices No. 21 or any successor statement or financial reporting standard) in aggregate not exceeding at any one time (pound)5O,000,000;

      (h) Borrowings incurred by a Subsidiary of the Company which has entered into a guarantee in favour of the Finance Parties, in form and substance satisfactory to the Agent, of all of the Company's obligations under the Finance Documents;

      (i) Borrowings of Subsidiaries of the Company which are non-trading financing vehicles:

            (i) where the proceeds of the Borrowings are on lent to the Company; or

            (ii)  which are Hedging Liabilities,

            and where the only assets of those Subsidiaries are those loans to the Company and receivables under instruments evidencing or creating those Hedging Liabilities;

      (j) Subject to paragraph (k) below, any other Borrowings of any Subsidiary of the Company so long as:

            (i) the aggregate amount of those Borrowings incurred by any one Subsidiary does not exceed (pound)50,000,000 or its equivalent in other currencies; and

            (ii) the amount of those Borrowings, when aggregated with the Borrowings of all other Subsidiaries of the Company permitted under this paragraph (j) does not exceed, at any time, (pound)100,000,000 (or its equivalent in other currencies) at that time; and

      (k) Borrowings made by way of a tradeable instrument in a maximum amount of (pound)100,000,000 and for a maximum period of 10 years commencing on 29th January, 1998 issued by the Appointee to assist it in fulfilling its obligations to the Director General of Water Services.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      In this Clause 17.14:

      (A) Borrowings of a Subsidiary arising in respect of guarantees issued by it, at any time, shall be taken into account in an amount equal to the actual (and not the nominal) amount guaranteed by that guarantee at that time; and

      (B) Borrowings of Subsidiaries party to an intra-Group bank netting arrangement in relation to the usual operation of current accounts, at any time, shall be taken into account only in an amount equal to the net debit balance outstanding in respect of all accounts subject to that netting arrangement, at that time.

17.15 Distributions

      (a) Subject to paragraph (b) and Clause 17.16(a) (Lending and guarantees) below, the Company shall not make any loans, provide any form of credit, or pay or make any dividends or distributions in respect of any class of equity or preference shares in cash or in kind (a "Distribution") to any member of the Ring Fenced Group.

      (b) Notwithstanding paragraph (a) above and subject to Clause 17.16(b) to (e) (inclusive) (Lending and guarantees) below, the Company may make the following Distributions to Holdco:

            (i) prior to completion of the acquisition by Holdco of the shares in PacifiCorp (pursuant to the merger announced on 7th December, 1998), Distributions in an amount not exceeding the aggregate of:

                  (A) (pound)500,000,000 made on terms that the proceeds of any such Distribution may only be used by Holdco for the sole purpose of financing a share buy-back of its shares in an equivalent amount; and

                  (B) payment of any initial establishment expenses incurred by it in connection with its acquisition of the shares in PacifiCorp; and

            (ii) in any six month period Distributions in an aggregate amount not exceeding an amount equal to the consolidated post-taxation profits of the Company for that six month period and, after the Scheme Date, Distributions in an aggregate amount not exceeding an amount equal to the lower of:

                  (A) 100 per cent. of dividends on ordinary share capital made in respect of that six month period by Holdco to its shareholders; and

                  (B) the consolidated post-taxation profits of the Company for that six month period.

17.16 Lending and guarantees

      The Company shall not, and shall procure that no member of the Group will:

      (a) subject to Clause 17.15(b) (Distributions), make any loans or provide any form of credit to members of the Ring Fenced Group;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (b) give any guarantee or indemnity to or for the benefit of members of the Ring Fenced Group or for the benefit of any person in respect of any obligation or enter into any document under which any member of the Group assumes the liability of members of the Ring Fenced Group;

      (c) either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any part of its assets to a member of the Ring Fenced Group;

      (d) create or permit to subsist any Security Interest on any of its assets in respect of any indebtedness owed by members of the Ring Fenced Group; or

      (e) enter into any agreement with members of the Ring Fenced Group unless it is on arm's length terms in the ordinary course of business.

18.   DEFAULT

18.1  Events of Default

      Each of the events set out in Clauses 18.2 (Non-payment) to 18.18 (Enforceability) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

18.2  Non-payment

      Any Obligor does not pay, within three Business Days of notification by the Agent that such amount is unpaid after having become due, any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable.

18.3  Breach of other obligations

      Any Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 18.2 (Non-payment)) and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of 30 days from the date on which the Agent gives notice to that Obligor requiring the same to be remedied.

18.4  Misrepresentation

      A representation, warranty or statement made or repeated by any Obligor in or in connection with any Finance Document or in any document delivered by or on behalf of that Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

18.5  Cross-default

      (a) Any Borrowings (other than Hedging Liabilities) of a member of the Group are not paid when due or within any applicable grace period provided in the original documentation therefor; or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (b) any Hedging Liabilities are not paid within a period of five Business Days of the due date or any applicable grace period provided in the original documentation therefor, whichever is the shorter; or

      (c) any Borrowings of a member of the Group become prematurely due and payable or are placed on demand in each case as a result of an event of default or termination event (howsoever described) under the document relating to those Borrowings; or

      (d) any Security Interest securing Borrowings over any asset of a member of the Group becomes enforceable and the holder thereof shall commence proceedings or appoint a receiver, manager or similar officer to take steps to enforce the same, except that this Clause 18.5 shall not apply to:

            (i)   Project Finance Borrowings; or

            (ii)  Borrowings:

                  (A) liability for payment of which is being contested in good faith by appropriate proceedings provided that if the Company's auditors determine that the amount in dispute should be provided for in the relevant accounts, that the auditors verify that such amount is fully provided against; or

                  (B) the aggregate principal amount of which (taking into account, in the case of Hedging Liabilities, the net payment due to the relevant counterparties as the principal amount for this purpose) is (pound)10,000,000 or less or its equivalent in other currencies.

18.6  Insolvency

      (a) Any Obligor or a Principal Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts (within the meaning of Section 123(1) or, in the case of an Obligor only, 123(2) of the Insolvency Act 1986 but, for the purposes of this Clause 18.6, Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "(pound)750" there was substituted "(pound)250,000" or such higher figure as the Majority Banks may from time to time agree);

      (b) any Obligor or a Principal Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

      (c) an Obligor or a Principal Subsidiary by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

18.7  Administration

      (a) Any meeting of any Obligor or any Principal Subsidiary is convened for the purpose of considering any resolution to present an application for an administration order; or

      (b) any Obligor or any Principal Subsidiary passes a resolution to present an application for an administration order; or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (c) an application for an administration order in relation to any Obligor or any Principal Subsidiary is presented to the court and either (i) that Obligor or such Principal Subsidiary does not apply to the court within 30 days after the presentation of such petition requesting the court to refuse such petition or (ii) it does so apply but such petition is not refused by such court within 60 days after such application for the refusal of such petition; or

      (d) any Obligor or any Principal Subsidiary has an administration order made in relation to it or a special administration order is made under the Water Act in relation to the Appointee.

18.8  Compositions etc

      (a) Subject to paragraph (b) below, an Obligor or any Principal Subsidiary has any voluntary arrangement proposed in relation to it under Section 1 of the Insolvency Act 1986 or enters into any other composition, scheme of arrangement, compromise or arrangement involving that Obligor or such Principal Subsidiary and their respective creditors generally (other than for the purposes of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Majority Banks).

      (b) Paragraph (a) above will not apply to the Scheme provided that on or before the Scheme Date the Agent receives the following documents:

            (i)   a copy of the circular sent to shareholders of the Company;
                  and

            (ii) a copy of the interlocutor of the Court sanctioning the Scheme under section 425 of the Companies Act 1985 (the "Act") and confirming that in accordance with section 137 of the Act, the reduction of the capital proposed under the Scheme has been delivered to the Registrar of Companies for registration and that this order and relevant minutes have been registered by him.

18.9  Winding up

      (a) Any meeting of the shareholders of any Obligor or any Principal Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding up (other than in connection with a reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Majority Banks); or

      (b) Any Obligor or any Principal Subsidiary passes any resolution for its winding up other than a resolution previously approved in writing by the Majority Banks (other than in connection with a reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Majority Banks); or

      (c) A petition for the winding up of any Obligor or any Principal Subsidiary is presented to the court and either (i) that Obligor or such Principal Subsidiary does not apply to the court within 30 days after the presentation of such petition requesting the court to refuse such petition, or (ii) it does so apply but such petition is not refused by such court within 60 days after such application for the refusal of such petition; or

      (d) Any Obligor or any Principal Subsidiary becomes subject to a winding up order.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


18.10 Appointment of receivers and managers

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any Obligor or any Principal Subsidiary or any material part of its assets or undertaking and (in the case of a receiver only) such appointment continues for more than 30 days; or

(b) the directors of any Obligor or any Principal Subsidiary request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like.

18.11 Creditors' process

      Any attachment, sequestration, distress, execution or diligence (whether on the dependence or otherwise) affects any material asset of any Obligor or any Principal Subsidiary and is not discharged within 21 days.

18.12 Analogous proceedings

      There occurs, in relation to any Obligor or any Principal Subsidiary, any event anywhere which corresponds to any of those mentioned in Clauses 18.6 (Insolvency) to 18.11 (Creditors' process) (inclusive).

18.13 Unlawfulness

      It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

18.14 Revocation and Modification of Licences or Appointment etc

(a)   Any Licence or the Appointment is:

      (i) revoked, surrendered, terminated or disposed of (or any notice of revocation or termination is issued by the relevant Secretary of State); or

      (ii)  modified; or

      (iii) in the case of the Appointment, varied under Section 7 of the Water Act,

      in any manner or circumstances which would have a material adverse effect on the ability of any Obligor to perform its obligations under this Agreement; or

(b) any final enforcement order is made or any provisional enforcement order is confirmed with respect to the Appointee under the Water Act (other than where the Appointee demonstrates to the satisfaction of the Majority Banks that the order is being contested in good faith by the Appointee pursuant to the Water Act) and failure to comply with such order is likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement.

18.15 Cessation of business

      Any Obligor ceases to carry on all or a substantial part of its business.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


18.16 Change of control of SWP, Appointee or the Company

(a)   SWP is not or ceases to be a Subsidiary of the Company; or

(b) the Appointee is not or at any time ceases to be a wholly owned Subsidiary of SWP; or

(c) at any time after the Scheme Date, the Company ceases to be a wholly owned Subsidiary of Holdco.

18.17 Guarantee

      On the date (falling on or after the Scheme Date) upon which Holdco gives any guarantee, Security Interest, indemnity or enters into any other similar arrangement in respect of any of the obligations of any of its Subsidiaries in the Ring Fenced Group, Holdco does not enter into a Guarantor Accession Agreement in accordance with Clause 26.4 (Accession) or the documents set out in Part 2 of Schedule 2 are either not provided or are not in form or substance satisfactory to the Agent (acting reasonably) on that date.

18.18 Enforceability

      On or after the date Holdco enters into a Guarantor Accession Agreement, the guarantee in Clause 15 (Guarantee) is not, or is alleged by Holdco not to be, binding on or enforceable against Holdco.

18.19 Acceleration

      On and at any time after the occurrence of an Event of Default while such event is continuing the Agent may, and shall if so directed by the Majority Banks, by notice to the Company:

      (a)   cancel the Total Commitments; and/or

      (b) demand that all of the Loans, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

      (c) demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand.

19.   THE AGENT AND THE ARRANGER

19.1  Appointment and duties of the Agent

      Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents, and irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


19.2  Role of the Arranger

      Except as otherwise provided in this Agreement, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

19.3  Relationship

      The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

19.4  Majority Banks' directions

      The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions the Agent may act as it considers to be in the best interests of all the Banks.

19.5  Delegation

      The Agent may act under the Finance Documents through its personnel and agents.

19.6  Responsibility for documentation

      Neither the Agent nor the Arranger is responsible to any other Party for:

      (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

      (b)   the collectability of amounts payable under any Finance Document; or

      (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

19.7  Default

      (a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

      (b) The Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


19.8  Exoneration

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

19.9  Reliance

      The Agent may:

      (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

      (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

      (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

19.10 Credit approval and appraisal

      Without affecting the responsibility of each Obligor for information supplied by it or on their behalf in connection with any Finance Document, each Bank confirms that it:

      (a) has made its own independent investigation and assessment of the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the Arranger in connection with any Finance Document; and

      (b) will continue to make its own independent appraisal of the creditworthiness of the Obligors and their related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

19.11 Information

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions precedent) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(d)   Except as provided above, the Agent has no duty:

      (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

      (ii) unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Obligor.

19.12 The Agent and the Arranger individually

(a) If it is also a Bank, each of the Agent and the Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or the Arranger.

(b)   Each of the Agent and the Arranger may:

      (i)   carry on any business with any Obligor or its related entities;

      (ii) act as agent or trustee for, or in relation to any financing involving, any Obligor or its related entities; and

      (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

19.13 Indemnities

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for its proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion which the Original Sterling Amount of its participation in the Loans (if any) bear to the Original Sterling Amount of all the Loans on the date of the demand. If, however, there are no Loans outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

19.14 Compliance

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

19.15 Resignation of Agent

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Company, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may appoint a successor Agent.

(c) The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Agent will succeed to the position of the retiring Agent and the term "Agent" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 19 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

19.16 Banks

      The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Bank to the contrary by not less than five Business Days prior to the relevant payment.

19.17 Extraordinary management time and resources

      In addition to the fees (if any) paid or payable to the Agent pursuant to Clause 20 (Fees), an Obligor shall, on demand by the Agent, reimburse it for its own account at such reasonable daily or hourly rates as the Agent may separately agree with that Obligor from time to time, the reasonable cost of utilising its management time or other resources in connection with taking all such steps or other action which:

      (a)   that Obligor requests, in connection with:

            (i) the granting or proposed granting of any waiver or consent under any Finance Document; or

            (ii)  any amendment or proposed amendment to any Finance Document;
                  or

      (b) which any Obligor or the Majority Banks request(s) in connection with:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


            (i) any breach by any Obligor of its obligations under any Finance Document or any investigations in respect of any such breach; or

            (ii) the preservation and enforcement of any of the rights of the Finance Parties under the Finance Documents; or

            (iii) the occurrence of a Default.

20.   FEES

20.1  Front-end fees

      The Company shall pay to the Agent for the Arranger front-end fees in the amounts agreed in the Fee Letter on the date of this Agreement which the Agent shall distribute to the Banks in the manner agreed between the Agent and the Banks.

20.2  Commitment fee

(a) The Company shall pay to the Agent for each Bank a commitment fee computed at the rate of 0.175 per cent. per annum on the undrawn, uncancelled amount of that Bank's Commitment during the period from the date of this Agreement up to and including the Term Date. For this purpose Loans are taken at their Original Sterling Amount.

(b) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Agent for the relevant Bank(s) on the cancelled amount of its Commitment at the time the cancellation takes effect.

20.3  Utilisation fee

(a) If, on any day, the Outstandings exceed (pound)200,000,000, a utilisation fee shall be payable by the Company to the Agent, for the account of the Banks, on the amount of the Outstandings on that day.

(b) Subject to paragraph (a) above, the utilisation fee, which shall accrue from day to day during the period beginning on the date of this Agreement and ending on the Final Repayment Date, shall be calculated at the rate of
      0.05 per cent. per annum on the Outstandings on that day.

(c)   The utilisation fee is payable quarterly in arrear.

20.4  Agent's fee

      The Company shall pay to the Agent for its own account an agency fee in the amount and at the times agreed in the Fee Letter.

20.5  VAT

      Any fee referred to in this Clause 20 (Fees) is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Company at the same time as it pays the relevant fee.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


21.   EXPENSES

21.1  Initial and special costs

      The Company shall forthwith on demand pay the Agent and the Arranger the amount of all reasonable costs and expenses (including legal fees) incurred by each of them in connection with:

      (a)   the negotiation, preparation, printing and execution of:

            (i) this Agreement and any other documents referred to in this Agreement;

            (ii) any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement;

      (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document; and

      (c) any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document.

21.2  Enforcement costs

      The Company shall forthwith on demand pay to each Finance Party the amount of all reasonable costs and expenses (including legal fees) incurred by it:

      (a) in connection with the enforcement of, or the preservation of any rights under, any Finance Document; or

      (b)   in investigating any possible Default.

22.   STAMP DUTIES

      The Company shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

23.   INDEMNITIES

23.1  Currency indemnity

(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Finance Document:

      (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

      (iii) the Obligor shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

23.2  Other indemnities

      The Company shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

      (a)   the occurrence of any Default;

      (b) the operation of Clause 2.5 (Change of currency), 18.19 (Acceleration) or Clause 29 (Pro rata sharing);

      (c) any payment of principal or an overdue amount being received from any source otherwise than on its Repayment Date and, for the purposes of this paragraph (c), the Repayment Date of an overdue amount is the last day of each Designated Term (as defined in Clause
            8.5 (Default interest)); or

      (d) (other than by reason of negligence or default by a Finance Party) a Loan not being made after the Company has delivered a Request for that Loan.

      The Company's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

24.   EVIDENCE AND CALCULATIONS

24.1  Accounts

      Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

24.2  Certificates and determinations

      Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24.3  Calculations

      Interest (including any applicable Mandatory Cost) and the fee payable under Clause 20.2 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days or, in the case of interest payable on an

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      amount denominated in an Optional Currency only or where the market practice otherwise dictates, 360 days.

25.   AMENDMENTS AND WAIVERS

25.1  Procedure

(a) Subject to Clause 25.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Company (on behalf of each Obligor), the Majority Banks and the Agent. The Agent may effect, on behalf of the Banks, an amendment to which they or the Majority Banks have agreed.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

25.2  Exceptions

      An amendment or waiver which relates to:

      (a)   the definition of "Majority Banks" in Clause 1.1;

      (b) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents;

      (c)   an increase in a Bank's Commitment;

      (d)   the incorporation of additional borrowers;

      (e) a term of a Finance Document which expressly requires the consent of each Bank; or

      (f)   Clause 29 (Pro rata sharing) or this Clause 25,

            may not be effected without the consent of each Bank.

25.3  Waivers and remedies cumulative

      The rights of each Finance Party under the Finance Documents:

      (a)   may be exercised as often as necessary;

      (b) are cumulative and not exclusive of its rights under the general law; and

      (c)   may be waived only in writing and specifically.

      Delay in exercising or non-exercise of any such right is not a waiver of that right.

26.   CHANGES TO THE PARTIES

26.1  Transfers by Obligors

      No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


26.2  Transfers by Banks

(a) A Bank (the "Existing Bank") may at any time assign, transfer or novate any of its rights and/or obligations under this Agreement (in a minimum amount equal to (pound)10,000,000 or, if less with respect to a particular Bank, the balance of that Bank's Commitment at the time of transfer) to another bank or financial institution which is a Qualifying Bank (the "New Bank"). The prior consent of the Company is required for any such assignment, transfer or novation, unless:

      (i)   the New Bank is another Bank or an Affiliate of a Bank; or

      (ii)  a Default is outstanding.

      However, the prior consent of the Company must not be unreasonably withheld or delayed and will be deemed to have been given if, within 14 days of receipt by the Company of an application for consent, it has not been expressly refused.

(b)   A transfer of obligations will be effective only if either:

      (i) the obligations are novated in accordance with Clause 26.3 (Procedure for novations); or

      (ii) the New Bank confirms to the Agent and the Company that it is a Qualifying Bank and that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation except that no Bank may subcontract any such obligation if the effect of such contract would be that a person other than a Qualifying Bank has any beneficial entitlement to any interest received by it under this Agreement.

(d) On each occasion that an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of (pound)750.

(e)   An Existing Bank is not responsible to a New Bank for:

      (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

      (ii)  the collectability of amounts payable under any Finance Document; or

      (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(f) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

      (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(g)   Nothing in any Finance Document obliges an Existing Bank to:

      (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

      (ii) support any losses incurred by the New Bank by reason of the non-performance by the Company of its obligations under this Agreement or otherwise.

(h) Any reference in this Agreement to a Bank includes a New Bank, but excludes a Bank if no amount is or may be owed to or by that Bank under this Agreement and its Commitment has been cancelled or reduced to nil.

26.3  Procedure for novations

(a) A novation is effected if the Existing Bank and the New Bank deliver to the Agent a Novation Certificate in the form of Schedule 5 and the Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate in the form of Schedule 5 on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

      (i) the Existing Bank and the other Parties (the "existing Parties") will be released from their obligations to each other (the "discharged obligations");

      (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

      (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "discharged rights") will be cancelled; and

      (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


26.4  Accession

(a) Prior to the date that Holdco guarantees any obligations of any of its Subsidiaries in the Ring Fenced Group, the Company shall procure that Holdco delivers to the Agent a Guarantor Accession Agreement, duly executed by it.

(b) Upon execution and delivery of a Guarantor Accession Agreement and all those other documents listed in Part 2 of Schedule 2, in each case in form and substance satisfactory to the Agent (acting reasonably), Holdco agrees to be bound by the terms of the Finance Documents.

26.5  Reference Banks

      If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be one of the Banks, the Agent shall (in consultation with the Company) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

26.6  Register

      The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

26.7  Change of Facility Office

      No Bank will change its Facility Office if, at the time of the change, circumstances exist which would oblige the Company to pay that Bank any amount under Clause 11.1 (Taxes) or Clause 13 (Increased costs) which it would not have been obliged to pay if that Bank had retained the same Facility Office.

27.   DISCLOSURE OF INFORMATION

(a) A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

      (i)   a copy of any Finance Document; and

      (ii) any information which that Bank has acquired under or in connection with any Finance Document.

      Provided that any such Affiliate or person has agreed in writing to maintain the confidentiality of any such document or information on the same terms (with appropriate consequential changes) as set out in paragraph (c) below.

(b) The prior written consent of the Company is required for any disclosure under paragraph (a) above unless:

      (i)   that person is another Bank or an Affiliate of a Bank; or

      (ii)  a Default is outstanding.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      However, the prior consent of the Company must not be unreasonably withheld or delayed and will be deemed to have been given if, within 10 Business Days of receipt by an Obligor of an application for consent, it has not been expressly refused.

(c) Subject to paragraph (a) above, each Bank shall keep confidential and not, without the prior written consent of the Company, use any information (other than information which is publicly available unless as a result of a breach of this Clause 27) supplied by or on behalf of an Obligor under this Agreement otherwise than in connection with this Agreement. However, each Bank is entitled to disclose any information:

      (i) in connection with any legal proceedings arising out of or in connection with this Agreement; or

      (ii) if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise; or

      (iii) pursuant to any law or regulation in accordance with which that Bank is required to act; or

      (iv) to any governmental, banking or taxation authority of competent jurisdiction; or

      (v)   to its auditors or legal or other professional advisers.

28.   SET-OFF

      A Finance Party may set off any matured obligation owed by an Obligor under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

29.   PRO RATA SHARING

29.1  Redistribution

      If any amount owing by an Obligor under this Agreement to a Finance Party (the "recovering Finance Party") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 10 (Payments) (a "recovery"), then:

      (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

      (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 10 (Payments);

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (c) subject to Clause 29.3 (Exception), the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "redistribution") equal to the excess;

      (d) the Agent shall treat the redistribution as if it were a payment by that Obligor under Clause 10 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 10.7 (Partial payments); and

      (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

29.2  Reversal of redistribution

      If under Clause 29.1 (Redistribution):

      (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

      (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

      each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon the subrogation in Clause 29.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

29.3  Exception

      A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 29.1(e) (Redistribution).

30.   SEVERABILITY

      If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

      (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

      (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

31.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


32.   NOTICES

32.1  Giving of notices

      All notices or other communications under or in connection with this Agreement shall be given in writing or by facsimile. Any such notice will be deemed to be given as follows:

      (a)   if in writing, when delivered; and

      (b)   if by facsimile, when received.

      However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

32.2  Addresses for notices

(a) The address and facsimile number of each Party (other than the Agent) for all notices under or in connection with this Agreement are:

      (i) that notified by that Party for this purpose to the Agent on or before it becomes a Party; or

      (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b)   The address and facsimile number of the Agent is:

      The Royal Bank of Scotland plc
      Loans Administration
      Corporate Banking Office
      5-10  Great Tower Street
      London EC3P 3HX

      Facsimile number: 0171 220 7370

      or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(c) The Agent shall, promptly upon request from any Party, give to that Party the address, telex number or facsimile number of any other Party applicable at the time for the purposes of this Clause.

33.   GOVERNING LAW

      This Agreement is governed by English law.

34.   JURISDICTION

(a) Each of the parties hereto irrevocably agrees, for the benefit of the Agent and the Banks, that the courts of England shall have jurisdiction to hear and determine any suit, action or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(b) The Company irrevocably waives any objection which it might now or hereafter have to the courts referred to in paragraph (a) above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

(c)   The submission to the jurisdiction of the courts referred to in paragraph
      (a) above shall not (and shall not be construed so as to) limit the right of the Agent or the Banks to take proceedings in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   SCHEDULE 1

                             BANKS AND COMMITMENTS

Banks                                                            Commitments
                                                                   (Pounds)

The Royal Bank of Scotland plc                                (Pounds)30,000,000
Bayerische Landesbank Girozentrale, London Branch             (Pounds)30,000,000
National Westminster Bank Plc                                 (Pounds)30,000,000
Citibank N.A.                                                 (Pounds)25,000,000
Barclays Bank PLC                                             (Pounds)25,000,000
National Australia Bank Limited                               (Pounds)25,000,000
Banca di Roma SpA                                             (Pounds)20,000,000
Banque Nationale de Paris London Branch                       (Pounds)20,000,000
CIBC Wood Gundy Ireland Ltd                                   (Pounds)20,000,000
Commerzbank Aktiengesellschaft, London Branch                 (Pounds)20,000,000
Deutsche Bank AG London                                       (Pounds)20,000,000
ING Bank N.V.                                                 (Pounds)20,000,000
Midland Bank plc                                              (Pounds)20,000,000
Morgan Guaranty Trust Company of New York                     (Pounds)20,000,000
Paribas                                                       (Pounds)20,000,000
The Bank of Nova Scotia                                       (Pounds)20,000,000
The Sanwa Bank, Limited                                       (Pounds)20,000,000
The Toronto-Dominion Bank                                     (Pounds)20,000,000
Westdeutsche Landesbank Girozentrale                          (Pounds)20,000,000
ABN AMRO Bank N.V.                                            (Pounds)15,000,000
Credit Lyonnais                                               (Pounds)15,000,000
KBC Bank N.V.                                                 (Pounds)15,000,000
Australia and New Zealand Banking Group Limited               (Pounds)10,000,000
Commonwealth Bank of Australia, London Branch                 (Pounds)10,000,000
Leonia Corporate Bank plc                                     (Pounds)10,000,000
Banca Monte dei Paschi di Siena SpA                           (Pounds)10,000,000
Norddeutsche Landesbank Girozentrale, London Branch           (Pounds)10,000,000
Bankgesellschaft Berlin AG, London Branch                     (Pounds)10,000,000
Bayerische Hypo- und Vereinsbank AG                           (Pounds)10,000,000
Chase Manhattan Bank                                          (Pounds)10,000,000
Den Danske Bank Aktieselskab                                  (Pounds)10,000,000
Landesbank Baden-Wurttemberg                                  (Pounds)10,000,000
The Bank of Tokyo-Mitsubishi, Limited                         (Pounds)10,000,000
The Dai-Ichi Kangyo Bank, Limited                             (Pounds)10,000,000
The Governor and Company of the Bank of Scotland              (Pounds)10,000,000

                                          Total Commitments
                                                              -----------------

                                                             (Pounds)600,000,000

                                                              -----------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   SCHEDULE 2

                                     PART 1

             CONDITIONS PRECEDENT DOCUMENTS TO BE DELIVERED BEFORE
                                 THE FIRST LOAN

1. A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name (if any) of the Company.

2.    A copy of a resolution of the board of directors of the Company:

      (i) approving the terms of, and the transactions contemplated by the Finance Documents resolving that it execute the Finance Documents to which it is a party and any related and/or ancillary documents;

      (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

3. A certificate of a director of the Company certifying that the utilisation of the Facility in full would not cause any internal borrowing limit binding on the Company to be exceeded.

4.    A certificate of an authorised signatory certifying:

      (a) that each copy document specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement; and

      (b)   the specimen signatures of its authorised signatories.

5. A legal opinion of Allen & Overy, legal advisers to the Agent, addressed to the Finance Parties substantially in the form of Schedule 6.

6. A legal opinion of Maclay Murray & Spens, legal advisers to the Agent in Scotland, addressed to the Finance Parties substantially in the form of
      Schedule 7.

Miscellaneous

7.    A copy of each Licence held by a member of the Group.

8. A copy of the Supplemental Agreement duly executed by the Company and the Agent.

9. Evidence that Existing Facilities have been cancelled and any outstandings under those Existing Facilities have been or will be repaid in full.

10. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document and which, in either case, is notified to the Company prior to the execution of this Agreement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                     PART 2

                         CONDITION PRECEDENT DOCUMENTS
                  TO BE DELIVERED BY HOLDCO IN ACCORDANCE WITH
                            CLAUSE 26.4 (ACCESSION)

Authorisations

1. A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name (if any) of Holdco.

2.    A copy of a resolution of the board of directors of Holdco:

      (a) approving the terms of, and the transactions contemplated by the Guarantor Accession Agreement and resolving that it execute the Guarantor Accession Agreement;

      (b) authorising a specified person or persons to execute the Guarantor Accession Agreement on its behalf; and

      (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Guarantor Accession Agreement.

3. A certificate of a director of Holdco certifying that the execution of the Guarantor Accession Agreement will not result in any breach or any restriction binding on Holdco.

4.    A certificate of an authorised signatory of Holdco certifying:

      (a) that each copy document specified in Part 2 of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement; and

      (b) the identity and specimen signatures of the directors, authorised signatories and secretary of Holdco.

Legal opinion

5. A legal opinion of Allen & Overy, legal advisers to the Agent, addressed to the Finance Parties.

6. A legal opinion of Maclay Murray & Spens, legal advisers to the Agent in Scotland, addressed to the Finance Parties.

Miscellaneous

7.    Guarantor Accession Agreement duly executed by Holdco.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


8. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of the transactions contemplated by, the Guarantee or for the validity and enforceability of the Guarantee.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   SCHEDULE 3

                       CALCULATION OF THE MANDATORY COST

(a) The Mandatory Cost for each Loan for each period in respect of which interest is payable is the rate determined by the Agent to be equal to the rate notified by the Agent and calculated in accordance with the following formulae:

      in relation to a Loan denominated in Sterling:

      BY + S(Y-Z) + F x 0.01 % per annum = Mandatory Cost
      ----------------------
           100-(B + S)

      in relation to any other Loan:

      F x 0.01 % per annum = Mandatory Cost
      --------
           300

      where on the day of application of the formula:

      B is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

      Y is the rate at which Sterling deposits are offered by the Agent to leading banks in the London interbank market at or about 11.00 a.m. on that day for the Term or Interest Period;

      S is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to place as a special deposit;

      Z is the interest rate per annum allowed by the Bank of England on special deposits; and

      F is the charge payable by the Agent to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero) expressed in pounds per (pound)1 million of the fee base of the Agent.

(b)   For the purposes of this Schedule 3:

      (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England;

      (ii)  "fee base" has the meaning given to it in the Fees Regulations;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


      (iii) "Fees Regulations" means:

            (A) prior to 31st March, 1999, the Banking Supervision (Fees) Regulations 1998; and

            (B) on and after 31st March, 1999, any regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d)   (i)   The formula is applied on the first day of each relevant period comprised in the relevant Term or Interest Period.

      (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to the nearest four decimal places.

(e) If the Agent determines (after consultation with the Banks) that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent shall notify the Company of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the parties to this Agreement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   SCHEDULE 4

                                     PART 1

                                FORM OF REQUEST

To:   THE ROYAL BANK OF SCOTLAND PLC as Agent

From: SCOTTISH POWER PLC
                                                          Date: [              ]

        Scottish Power plc-(pound)600,000,000 Revolving Credit Agreement
                          dated [              ], 1999

1.    We wish to borrow a Loan as follows:

      (a)   Drawdown Date: [              ]

      (b)   Original Sterling Amount: (pound)[              ]

      (c)   Currency: [              ]

      (d)   Term/First Interest Period: [              ]

      (e)   Payment instructions: [              ]

2. We confirm that each condition specified in Clause 4.2(a) (Further conditions precedent) (except as specified in paragraph (b) of that Clause) is satisfied on the date of this Request.

3. We confirm that the Loan will be used [in accordance with Clause 3 (Purpose)/solely for the purposes of repayment of commercial paper which is due for repayment on the Drawdown Date].

4. We confirm that the borrowing of the above referenced Loan will not cause any borrowing limit binding on Scottish Power plc to be exceeded.

By:

SCOTTISH POWER PLC
Authorised Signatory

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                     PART 2

                            FORM OF SELECTION NOTICE

From: Scottish Power plc

To:   The Royal Bank of Scotland plc

       Scottish Power plc - (pound)600,000,000 Revolving Credit Agreement
                          dated [              ], 1999

1.    We write in connection with the Loan in the sum of [              ]
      outstanding/to be made under the Agreement.

2.    We write to inform you that we have selected [              ] as the
      duration of the next Interest Period relating thereto.

By:


SCOTTISH POWER PLC


                                                            --------------------
                                                            Authorised Signatory


                                                            --------------------
                                                            Authorised Signatory

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   SCHEDULE 5

                          FORM OF NOVATION CERTIFICATE

To:   THE ROYAL BANK OF SCOTLAND PLC as Agent

From: [THE EXISTING BANK] and [THE NEW BANK]              Date: [              ]

       Scottish Power plc - (pound)600,000,000 Revolving Credit Agreement
                          dated [              ], 1999

We refer to Clause 26.3 (Procedure for novations).

1.    We [              ] (the "Existing Bank") and [              ] (the "New
      Bank") agree to the Existing Bank and the New Bank novating all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause 26.3 (Procedure for novations).

2. The specified date for the purposes of Clause 26.3(c) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 32.2 (Addresses for notices) are set out in the Schedule.

4.    This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                      Rights and obligations to be novated

[Details of the rights and obligations of the Existing Bank to be novated].

[New Bank]

[Facility Office                 Address for notices]

[Existing Bank]               [New Bank]        THE ROYAL BANK OF SCOTLAND PLC

By:                           By:               By:

Date:                         Date:             Date:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   SCHEDULE 6

                     FORM OF LEGAL OPINION OF ALLEN & OVERY

To:   The Royal Bank of Scotland plc
      Waterhouse Square
      138-142 Holborn
      London EC1N 2TH
      (as Agent for the Finance Parties)

                                                          [              ], 1999

Dear Sirs,


                      Scottish Power plc (the "Company") -
                 (pound)600,000,000 Revolving Credit Agreement
              dated [              ], 1999 (the "Credit Agreement")

We have acted as legal advisers in England to The Royal Bank of Scotland plc
(the "Agent") in connection with a Credit Agreement dated [              ], 1999
(the "Credit Agreement") made between the Company as borrower, The Royal Bank of Scotland plc as Arranger, the Banks (as defined therein) and the Agent.

Terms defined in the Credit Agreement have the same meanings when used in this opinion.

We have received instructions from and participated in discussions with the Agent about the provisions contained in the Credit Agreement.

We have examined the following documents:

(a)   an executed copy of the Credit Agreement; and

(b)   the legal opinion of Maclay Murray & Spens legal advisers to the Agent in
      Scotland dated [              ], 1999 and addressed to the Finance
      Parties.

Except as stated above we have not examined any contracts, instruments or other documents entered into by or affecting the Company or any corporate records of the Company and have not made any other enquiries concerning the Company.

In giving this opinion, we have assumed:

(i)   the genuineness of all signatures;

(ii) the authenticity and completeness of all documents submitted to us as originals;

(iii) the conformity to original documents of all documents submitted to us as copies and the authenticity and completeness of such original documents;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(iv) the power and authority to execute and the due execution of the Credit Agreement by the Company, each Bank, the Arranger and the Agent, and that the obligations expressed to be assumed by each Bank, the Arranger and the Agent under the Credit Agreement are legally valid;

(v) that, so far as the laws of Scotland are concerned, the Credit Agreement constitutes a valid and legally binding obligation of the Company in accordance with its terms; and

(vi) that the certificates and other documents dated earlier than the date hereof and on which we have expressed reliance remain accurate and that there have been no variations to any such certificates or documents.

We have not investigated the laws of any country other than England and this opinion is given only with respect to English law. We assume that no foreign law which may apply with respect to the Credit Agreement or the transactions and matters contemplated thereby would be such as to affect any of the conclusions stated herein. We express no opinion as to matters of fact.

Based upon and subject to the foregoing and subject to any matters not disclosed to us we are of the opinion that, so far as the present laws of England are concerned and subject to the qualifications set out below:

(A) Legal validity The Credit Agreement constitutes valid and legally binding obligations of the Company.

(B) Stamp duties No stamp or registration duty or similar taxes or charges are payable in the United Kingdom in respect of the execution or delivery of the Credit Agreement.

(C) Registrations It is not necessary to register the Credit Agreement in any public office or elsewhere in England.

Notwithstanding the foregoing this opinion is subject to the following qualifications:

(i) The validity, performance and enforcement of the Credit Agreement may be limited by bankruptcy, insolvency, reorganisation or similar laws affecting creditors' rights generally.

(ii) Remedies such as specific performance or the issue of an injunction are available only at the discretion of the court. Specific performance is not usually granted and an injunction is not usually issued where damages would be an adequate alternative.

(iii) The Credit Agreement provides for interest to be paid on overdue amounts. Such interest may amount to a penalty under English law and may therefore not be recoverable.

(iv) We express no opinion as to the enforceability of Clause 29 (Pro rata sharing) of the Credit Agreement.

(v) An English court may stay proceedings if concurrent proceedings are being brought elsewhere.

(vi) There could be circumstances in which an English court would not treat as conclusive those certificates and determinations which the Credit Agreement states are to be so treated.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(vii) The obligations contained in Clause 22 (Stamp duties) of the Agreement may be void in respect of stamp duty payable in the United Kingdom.

(viii) Clause 30 (Severability) of the Credit Agreement may not be effective in certain circumstances depending on the nature of the prohibition or unenforceability in question.

(ix) The Credit Agreement may be amended orally by the parties thereto notwithstanding provisions therein to the contrary.

(x) English courts may not give effect to any provision for reimbursement of legal costs incurred by an unsuccessful litigant.

(xi) The effectiveness of terms exculpating a party from a liability or duty otherwise owed may be limited by law.

(xii) There is no authority as to whether or not an English court would give effect to the currency indemnity contained in Clause 23.1 (Currency indemnity) of the Credit Agreement. However, the English courts will now render judgments in foreign currencies.

(xiii) On the assumption that a Novation Certificate is duly completed, executed, authorised and delivered to the Agent in accordance with the Credit Agreement and any conditions to which the Novation Certificate is expressed to be subject are satisfied, then the provisions of Clause 26.3 (Procedure for novations) will operate in accordance with its terms. However, without prejudice to the preceding sentence, no opinion is expressed with respect to any Novation Certificate issued after the date of this opinion because we do not know the identity of the parties concerned and this opinion is given only as at today's date. In any event, it should be noted that in certain circumstances transactions employing Novation Certificates and assignments or transfers of interests in the Credit Agreement may require compliance with the Financial Services Act 1986.

(xiv) A person may not be able to enforce a provision of the Credit Agreement expressed to be in his favour unless he is a party.

This opinion is given for the sole benefit of the Agent, the Arranger and the Banks which are the original parties to the Credit Agreement and may not be disclosed to, or relied upon by, any other person or be quoted or made public in any way without our prior written consent.

Yours faithfully,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   SCHEDULE 7

                 FORM OF LEGAL OPINION OF MACLAY MURRAY & SPENS

Ref:  RJL/SMK

[              ], 1999

The Royal Bank of Scotland plc
Waterhouse Square
138-142 Holborn
LONDON
EC1N 2TH
(as Agent for the Finance Parties)

Dear Sirs,

You have asked for our opinion in connection with an agreement of even date with this opinion between Scottish Power plc as borrower (the "Company"), The Royal Bank of Scotland plc as Arranger, the Banks (as defined therein) and The Royal Bank of Scotland plc as agent (the "Agent") (the "Facility Agreement").

For the purposes of this opinion, we have examined copies of and base our opinion on the following documents, copies of which we have signed and attach for the purposes of identification (other than the Company Search):

(a)   an executed copy of the Facility Agreement;

(b) a certified copy of the Memorandum and Articles of Association of the Company;

(c)   a microfiche of the files of the Company obtained from the Registrar of
      Companies in Edinburgh on [     , 1999] (the "Company Search");

(d)   a certified copy of the minutes of a meeting of the board of directors of
      the Company held on [    1999] (the "Directors' Minutes");

(e) a certificate of a director of the Company confirming that the utilisation by the Company of the said Facility (as defined in the Facility Agreement) (the "Director Certificate") in full would not cause any internal borrowing limit binding on the Company to be exceeded; and

(f) a certificate of an authorised signatory of the Company (the "Authorised Signatory Certificate") certifying that each of the items in paragraphs
      (b) and (d) is correct, complete and in full force. The Director Certificate and Authorised Signatory Certificate are herein together referred to as "the Certificates").

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


We have not made any other enquiries concerning the Company and in particular we have not concerned ourselves with investigating or verifying any matters of fact or opinion (whether set out in any of the documents referred to above or elsewhere) other than as expressly stated herein. We have not reviewed and express no opinion on any government regulations, subordinate legislation or statutes relating to the operation of the electricity, water or sewerage industries in the United Kingdom.

We have assumed for the purposes of this opinion:

(i) the capacity, power and authority of each of the Joint Arrangers, the Co-Arranger, the Banks and the Agent to enter into and perform their respective obligations under the Facility Agreement and the due execution and delivery of the Facility Agreement by each of the Arrangers, the Banks and the Agent;

(ii)  that the Facility Agreement has been signed by [              ] and
      [              ] on behalf of the Company and that the Facility Agreement has been duly delivered;

(iii) the conformity to original documents of all documents supplied to us as photocopies, specimen or facsimile copies;

(iv) that each of the statements contained in the Certificates (on which we have relied without further inquiry) is true and correct as at the date hereof;

(v)   that the meeting of the board of directors of the Company held on
      [              ], 1999 was duly convened and held;

(vi) that the information disclosed by the Company Search was accurate in all respects and that such Search did not fail to disclose any material information which had been delivered for registration but which did not appear on the microfiche supplied by the Companies Registry in Edinburgh;

(vii) the Company has not passed a voluntary winding-up resolution, no petition has been presented or order made by the Court for the winding up, dissolution or administration of the Company and no receiver, trustee, administrator or similar official has been appointed in relation to the Company or any of its assets or revenues; and

(viii) that the Facility Agreement constitutes a legal, valid and binding obligation of the parties thereto under English law to which it is expressed to be subject and that the performance of the obligations thereunder is not illegal or unenforceable by virtue of the law of any jurisdiction (other than Scotland) in which they are to be performed.

We have not made any investigation of and do not express any opinion as to the laws of any jurisdiction outside Scotland and this opinion relates only to the laws of Scotland as they exist at the date hereof.

Based upon and subject to the foregoing and subject to the reservations hereinafter referred to and to any matters not disclosed to us, we are of the opinion that:

1. The Company is a limited liability company duly incorporated under the laws of Scotland and has full corporate power and authority to execute, deliver and perform its obligations under the Facility Agreement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


2. The execution and delivery by the Company of the Facility Agreement and the performance of its obligations thereunder have been duly authorised by all requisite corporate action on its part.

3. The obligations of the Company under the Facility Agreement are valid and binding obligations of the Company under the law of Scotland and would be so treated in the Courts of Scotland.

4. The entry into and performance of the Facility Agreement by the Company and the transaction and matters to be implemented thereunder do not violate (i) Scottish Law or (ii) the Memorandum and Articles of Association of the Company.

5. It is not necessary to file, register or record the Facility Agreement with any court or authority in Scotland.

6. No stamp, registration or other similar taxes or charges are payable in Scotland with respect to the execution or delivery of the Facility Agreement.

7. The choice of English law to govern the Facility Agreement is valid and effective under the private international law of Scotland. Subject to the usual exceptions affecting such matters as procedure, the availability of remedies and any provision which is repugnant to the law of Scotland, the law of England will accordingly be applied by the Courts of Scotland if any dispute arising from or contractual claim connected with the Facility Agreement comes under their jurisdiction. A judgment rendered against the Company by a competent court in England and registered in Scotland pursuant to the provisions of the Civil Jurisdiction and Judgments Act 1982 will be enforceable by the Scottish Courts.

8. The submission by the Company to the jurisdiction of the courts of England is valid and binding on the Company.

The foregoing opinion is subject to the following qualifications:

(a) We do not express any view on the particular remedies available on enforcement, such as specific implement or interdict, which are discretionary remedies.

(b) The enforcement of the Facility Agreement may be limited by applicable laws relating to prescription, limitation, bankruptcy, liquidation, receivership, administration, insolvency or other laws relating to creditors' rights generally or by the application of rules of equity or public policy.

(c) A Scottish court may refuse to give effect to any provisions of the Facility Agreement providing for the payment of legal costs and other costs, charges and expenses in respect of the cost of unsuccessful litigation brought before such court or where that court has itself made an order for costs.

(d) Any provision contained in the Facility Agreement to the effect that a calculation and/or certification will be conclusive and binding may not be effective if such calculation or certification is fraudulent or erroneous on its face and will not necessarily prevent judicial enquiry into the merit of any claim under the relative document.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(e) Any provision in the Facility Agreement relating to default interest would be unenforceable if it were held to constitute a penalty and not a genuine and reasonable pre-estimate of the damage likely to be suffered as a result of the default in payment of the amount in question.

(f) We express no opinion whether any provision in the Facility Agreement conferring on any party thereto a right of set off or similar right would be effective against a liquidator or creditor.

(g) We have not been asked to advise you in connection with the preparation of the Facility Agreement and we therefore express no opinion on the implications of the Facility Agreement or on whether the Facility Agreement gives effect to the commercial intentions of the parties.

(h) Any undertakings or indemnities in relation to United Kingdom stamp duties given by the Company may be void under the provisions of Section 117 of the Stamp Act 1891.

(i) A Scottish court may stay proceedings if concurrent proceedings are being brought elsewhere.

(j) The effectiveness of terms exculpating a party from a liability or duty otherwise owed is limited by law.

This opinion shall be governed by and construed in accordance with the law of Scotland.

This opinion is strictly limited to the matters specifically stated herein and is not to be read as extending by implication to any other matter.

This opinion is provided solely for the benefit of the person to which it is addressed and may not be communicated to or relied upon by any other person, firm or corporation whatsoever.

Yours faithfully,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   SCHEDULE 8

                         GUARANTOR ACCESSION AGREEMENT

To:   THE ROYAL BANK OF SCOTLAND plc as Agent

From: [HOLDCO]

                      Scottish Power plc (the "Company") -
                 (pound)600,000,000 Revolving Credit Agreement
              dated [              ], 1999 (the "Credit Agreement")

We refer to Clause 26.4 (Accession) of the Credit Agreement.

We, [HOLDCO] of 1 Atlantic Quay, Glasgow G2 8SP (Registered no. SC193794) agree to become, with effect from the date of this Deed, an Obligor under the Credit Agreement and to be bound by the terms of the Finance Documents as an Obligor in accordance with Clause 26.4 (Accession).

Our address for notices for the purposes of Clause 32.2 (Addresses for notices) is:

[



                              ]

This Agreement is intended to take effect as a deed under English law.

THE COMMON SEAL of                              )
[HOLDCO]                                        )
was affixed in                                  )
the presence of:                                )

Director

Director/Secretary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                     SIGNATORIES TO THE FACILITY AGREEMENT

Company

SCOTTISH POWER PLC

By:   A.J.M. COATS


Arranger

THE ROYAL BANK OF SCOTLAND PLC

By:   J.H.M. HARE


Agent

THE ROYAL BANK OF SCOTLAND PLC

By:   J.H.M. HARE


Banks

THE ROYAL BANK OF SCOTLAND PLC

By:   J.H.M. HARE


BAYERISCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

By:   TIMOTHY R. HALL


NATIONAL WESTMINSTER BANK PLC

By:   JONATHAN J. WHITICAR


CITIBANK N.A.

By:   JONATHON BISHOP


BARCLAYS BANK PLC

By:   JOHN A.C. BATTERS


NATIONAL AUSTRALIA BANK LIMITED (A.C.N. 004044937)

By:   DAVID RAWSON

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


BANCA DI ROMA SPA

By:   J.G. CONNOLLY     PETER SCHARF


BANQUE NATIONALE DE PARIS LONDON BRANCH

By:   D. WARD


CIBC WOOD GUNDY IRELAND LTD

By:   J.H.M. HARE (Power of Attorney)


COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH

By:   R.S. SULLIVAN     H.L. NUTTALL


DEUTSCHE BANK AG LONDON

By:   B.D. STEVENSON


ING BANK N.V.

By:   A.M. PRECIOUS


MIDLAND BANK PLC

By:   PAUL E. TWEEDALE


MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:   MARK HALL


PARIBAS

By:   ANDREW STEWART HASTINGS


THE BANK OF NOVA SCOTIA

By:   W. CURRIE


THE SANWA BANK, LIMITED

By:   PETER BLACKBURN LUCAS


THE TORONTO-DOMINION BANK

By:   MARK CHERRY

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


WESTDEUTSCHE LANDESBANK GIROZENTRALE

By:   G.P.A. TAYLOR     JOHN A. FINN


ABN AMRO BANK N.V.

By:   J.P. CLIFFE


CREDIT LYONNAIS

By:   M.A. STEWART


KBC BANK N.V.

By:   LISA TAYLOR


AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:   A.F. WOSKA


COMMONWEALTH BANK OF AUSTRALIA, LONDON BRANCH

By:   NICHOLAS WALKER


LEONIA CORPORATE BANK PLC

By:   PAUL STONE


BANCA MONTE DEI PASCHI DI SIENA SPA

By:   DUNCAN ROUSE      R. BOCCANERA


NORDDEUTSCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

By:   NEIL ROBERTSON


BANKGESELLSCHAFT BERLIN AG, LONDON BRANCH

By:   LESLIE J. COLLETT


BAYERISCHE HYPO- UND VEREINSBANK AG

By:   T. DEININGER      K. BRIGHT


CHASE MANHATTAN BANK

By:   NICHOLAS CONRON

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


DEN DANSKE BANK AKTIESELSKAB

By:   J.H.M. HARE (Power of Attorney)


LANDESBANK BADEN-WURTTEMBERG

By:   J.H.M. HARE (Power of Attorney)


THE BANK OF TOKYO-MITSUBISHI, LIMITED

By:   DAVID DALLISON


THE DAI-ICHI KANGYO BANK, LIMITED

By:   COLIN VITTERY


THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:   J.H.M. HARE (Power of Attorney)

--------------------------------------------------------------------------------